                                                                    Exhibit 10.1




                                 LOAN AGREEMENT

                                 by and between

                           CONTINENTAL CIRCUITS CORP.


                                       and


                              BANK ONE, ARIZONA, NA




                                   Dated as of

                                  July 25, 1997

                                TABLE OF CONTENTS

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RECITALS................................................................................................1

ARTICLE 1  DEFINITION OF TERMS .........................................................................2
           -------------------

         1.1    Definitions ...........................................................................32
                -----------
         1.2    Terms Generally .......................................................................13
                ---------------

ARTICLE 2  THE RLC ....................................................................................14
           ------

         2.1    RLC Commitment ........................................................................14
                --------------
         2.2    Revolving Line ........................................................................14
                --------------
         2.3    RLC ...................................................................................14
                ---
         2.4    Excess Balance Repayment ..............................................................17
                ------------------------
         2.5    Principal Prepayments .................................................................17
                ---------------------
         2.6    Method of Payment .....................................................................18
                -----------------
         2.7    Conditions ............................................................................18
                ----------
         2.8    Other RLC Advances by Lender ..........................................................18
                ----------------------------
         2.9    Assignment ............................................................................18
                ----------
         2.10   Issuance of Letters of Credit .........................................................19
                -----------------------------
         2.11   Issuance Procedure ....................................................................20
                ------------------
         2.12   Letter of Credit Fees .................................................................20
                ---------------------
         2.13   Disbursements .........................................................................21
                -------------
         2.14   Reimbursement Obligations of Borrower .................................................21
                -------------------------------------
         2.15   Nature of Reimbursement Obligations ...................................................21
                -----------------------------------

ARTICLE 2A  THE TERM LOAN .............................................................................23
            -------------

         2A.1   Term Loan Commitment ..................................................................23
                --------------------
         2A.2   Term Note .............................................................................23
                ---------
         2A.3   Principal Prepayments .................................................................25
                ---------------------
         2A.4   Method of Payment .....................................................................26
                -----------------
         2A.5   Conditions ............................................................................26
                ----------
         2A.6   Assignment ............................................................................27
                ----------

ARTICLE 3  NON-USE FEE; RLC EXTENSION .................................................................28
           --------------------------

         3.1    Non-Use Fee ...........................................................................28
                -----------
         3.2    Extension .............................................................................28
                ---------

ARTICLE 4  SECURITY ...................................................................................29
           --------

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         4.1    1994 Security Documents ...............................................................29
                -----------------------
         4.2    1996 Security Documents ...............................................................32
                -----------------------
         4.3    Deed of Trust .........................................................................32
                -------------
         4.4    Security Agreement ....................................................................33
                ------------------
         4.5    Subsidiary Security Documents .........................................................33
                -----------------------------
         4.6    Pledge Agreements .....................................................................33
                -----------------
         4.7    Pledged Bond Agreement ................................................................33
                ----------------------
         4.8    Security Documents ....................................................................33
                ------------------

ARTICLE 5  CONDITIONS PRECEDENT .......................................................................34
           --------------------

         5.1    Initial Advance .......................................................................34
                ---------------
         5.2    No Event of Default ...................................................................36
                -------------------
         5.3    No Material Adverse Change ............................................................36
                --------------------------
         5.4    Representations and Warranties ........................................................36
                ------------------------------
         5.5    Landlord Lien Waivers .................................................................36
                ---------------------

ARTICLE 6  REPRESENTATIONS AND WARRANTIES .............................................................37
           ------------------------------

         6.1    Organization and Good Standing ........................................................37
                ------------------------------
         6.2    Authorization and Power ...............................................................37
                -----------------------
         6.3    No Conflicts or Consents ..............................................................37
                ------------------------
         6.4    Enforceable Obligations ...............................................................37
                -----------------------
         6.5    Financial Condition ...................................................................37
                -------------------
         6.6    Full Disclosure .......................................................................38
                ---------------
         6.7    No Default ............................................................................38
                ----------
         6.8    Significant Debt Agreements ...........................................................38
                ---------------------------
         6.9    No Litigation .........................................................................38
                -------------
         6.10   Taxes .................................................................................38
                -----
         6.11   ERISA .................................................................................38
                -----
         6.12   Compliance with Law ...................................................................38
                -------------------
         6.13   Survival of Representations, Etc. .....................................................39
                ---------------------------------
         6.14   Recitals ..............................................................................39
                --------
         6.15   No Stock Purchase .....................................................................39
                -----------------
         6.16   Solvent ...............................................................................39
                -------
         6.17   Advances ..............................................................................39
                --------
         6.18   Title to Collateral ...................................................................39
                -------------------
         6.19   Security Documents ....................................................................39
                ------------------
         6.20   Subsidiaries ..........................................................................39
                ------------

ARTICLE 7  AFFIRMATIVE COVENANTS ......................................................................40
           ---------------------

         7.1    Financial Statements, Reports and Documents ...........................................40
                -------------------------------------------
         7.2    Payment of Taxes and Other Indebtedness ...............................................41
                ---------------------------------------

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        7.3    Maintenance of Existence and Rights; Conduct of Business ...............................41
               --------------------------------------------------------
        7.4    Notice of Default ......................................................................41
               -----------------
        7.5    Other Notices ..........................................................................42
               -------------
        7.6    Compliance with Loan Documents .........................................................42
               ------------------------------
        7.7    Compliance with Significant Debt Agreements ............................................42
               -------------------------------------------
        7.8    Operations and Properties ..............................................................42
               -------------------------
        7.9    Books and Records; Access ..............................................................42
               -------------------------
        7.10   Compliance with Law ....................................................................42
               -------------------
        7.11   Authorizations and Approvals ...........................................................42
               ----------------------------
        7.12   ERISA Compliance .......................................................................42
               ----------------
        7.13   Further Assurances .....................................................................43
               ------------------
        7.14   News Releases ..........................................................................43
               -------------
        7.15   Insurance ..............................................................................43
               ---------
        7.16   New Subsidiaries; Co-Borrower ..........................................................44
               -----------------------------
        7.17   Change in Control ......................................................................44
               -----------------

ARTICLE 8  NEGATIVE COVENANTS .........................................................................45
           ------------------

         8.1    Amendments to Organizational Documents ................................................45
                --------------------------------------
         8.2    Margin Stock ..........................................................................45
                ------------
         8.3    Fiscal Year ...........................................................................45
                -----------
         8.4    Liens .................................................................................45
                -----
         8.5    Dividends .............................................................................45
                ---------
         8.6    Insider Loans .........................................................................45
                -------------
         8.7    Transfer Collateral ...................................................................45
                -------------------
         8.8    Third Party Guaranties ................................................................46
                ----------------------
         8.9    Financial Covenants ...................................................................46
                -------------------
         8.10   Amendments ............................................................................46
                ----------

ARTICLE 9  EVENTS OF DEFAULT ..........................................................................47
           -----------------

         9.1    Events of Default .....................................................................47
                -----------------
         9.2    Remedies Upon Event of Default ........................................................49
                ------------------------------
         9.3    Performance by Lender .................................................................51
                ---------------------

ARTICLE 10  MISCELLANEOUS .............................................................................52
            -------------

         10.1   Modification ..........................................................................52
                ------------
         10.2   Waiver ................................................................................52
                ------
         10.3   Payment of Expenses ...................................................................52
                -------------------
         10.4   Notices ...............................................................................52
                -------
         10.5   Governing Law .........................................................................53
                -------------
         10.6   Invalid Provisions ....................................................................53
                ------------------
         10.7   Binding Effect ........................................................................53
                --------------

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         10.8   Entirety ..............................................................................53
                --------
         10.9   Headings ..............................................................................54
                --------
         10.10  Survival ..............................................................................54
                --------
         10.11  No Third Party Beneficiary ............................................................54
                --------------------------
         10.12  Schedules and Exhibits Incorporated ...................................................54
                -----------------------------------
         10.13  Counterparts ..........................................................................54
                ------------


Schedule 6.20 - Subsidiaries

Exhibit "A" - Form of Assumption Agreement

Exhibit "B" - Form of Term Note

Exhibit "C" - Form of Pledge Agreement

                                 LOAN AGREEMENT


         BY THIS LOAN AGREEMENT (together with any amendments or modifications, the "Loan Agreement"), entered into as of this 25th day of July, 1997 by and between CONTINENTAL CIRCUITS CORP., a Delaware corporation (the "Borrower"), and BANK ONE, ARIZONA, NA, a national banking association (the "Lender"), in consideration of the mutual promises herein contained and for other valuable consideration, the parties hereto do hereby agree as follows:

                                    RECITALS

         A. Lender has previously established with Borrower pursuant to that Loan Agreement dated as of April 28, 1994 (the "1994 Agreement") the following financial accommodations:

                  1. A revolving line of credit (the "1994 RLC") in the principal amount of $3,000,000.00; and

                  2. A term loan facility (the "1994 Term Loan" and with the 1994 RLC, the "1994 Loans") in the principal amount of $15,000,000.00.

         B. Lender subsequently established with Borrower pursuant to that Loan Agreement dated as of October 31, 1995 (the "1995 Agreement") the following financial accommodations:

                  1. A revolving line of credit (the "1995 RLC") in the principal amount of Ten Million and No/100 Dollars ($10,000,000.00); and

                  2. A term loan facility (the "1995 Term Loan" and with the 1995 RLC, the "1995 Loans") in the principal amount of Five Million and No/100 Dollars ($5,000,000.00).

         C. Lender subsequently issued for the account of Borrower pursuant to an amendment of the 1995 Agreement dated as of September 1, 1996 (the "1996 Modification") a Letter of Credit in the Stated Amount of $1,012,329.00 (the "1996 Letter of Credit").

         D. Borrower has requested that Lender establish a new revolving line of credit (the "RLC") in the principal amount of Forty-Five Million and No/100 Dollars ($45,000,000.00) of which an amount not exceeding Twenty-Five Million and No/100 Dollars ($25,000,000.00) may be converted by Borrower to a term loan facility (the "Term Loan").

E. Lender has agreed to do so upon the terms, conditions and provisions set forth herein, after which Lender's obligation to make disbursements under the 1995 Loans shall terminate and the 1995 Agreement shall be deemed amended, restated and replaced by this Loan Agreement; provided that all liens and security interests that secure Borrower's obligations under the 1995

Agreement shall continue uninterrupted in full force and effect as valid, enforceable and perfected liens and security interests to secure repayment of Advances made under this Loan Agreement; and provided further that for purposes of the "Indenture" as defined in the 1996 Modification (the "1996 Indenture") the 1995 Agreement shall have been deemed to be amended and supplemented by this Loan Agreement and therefore to be the "Reimbursement Agreement" as defined in the 1996 Indenture.

                                    ARTICLE 1

                               DEFINITION OF TERMS

         1.1 Definitions. For the purposes of this Loan Agreement, unless the context otherwise requires, the following terms shall have the respective meanings assigned to them in this Article 1 or in the section hereof referred to below:

                  "Accounts Receivable" means, as of any date, accounts receivable of Borrower on a consolidated basis.

                  "Advance" means RLC Advances.

                  "Affiliate" of any Person means any Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "Anniversary Date" means each October 31, commencing with October 31, 1998.

                  "Authorized Officer" means one or more officers of Borrower duly authorized (and so certified to Lender by the corporate secretary of Borrower pursuant to a certificate of authority and incumbency from time to time satisfactory to Lender in the exercise of Lender's reasonable discretion), acting alone, to request Advances under the provisions of this Loan Agreement and execute and deliver documents, instruments, agreements, reports, statements and certificates in connection herewith.

                  "Barbados Subsidiary" means Continental Circuits International, Inc., a corporation organized under the laws of Barbados and a Subsidiary.

                  "Bond Documents" means, as to the related Bonds, the Indenture, the Bond Letter of Credit and any other documents delivered by the Borrower with respect to the issuance of such Bonds.

                  "Bond Letter of Credit" means a Letter of Credit issued with respect to an issuance of Bonds and includes without limitation the 1996 Letter of Credit.

                  "Bonds" means tax-exempt bonds whose proceeds are being loaned to Borrower.

                  "Borrower":  See the Preamble hereto.

                  "Business Day" means a day of the year on which commercial banks are not required or authorized to close in Phoenix, Arizona, and, with respect to a Fixed Rate RLC Advance or a Fixed Rate Term Portion, a day other than a Saturday, Sunday or any other day on which commercial banks in London are ordered to be closed by law or executive order.

                  "Change in Control" means the occurrence or existence of either of the following events or conditions without the prior written consent of Lender, if different than the state of affairs as of the Closing Date:

                  (a) the acquisition by any Person or two or more Persons acting in concert of "beneficial ownership" (within the meaning of Rule 13d-3 promulgated by the SEC under the Exchange Act or as otherwise specified under the provisions of this Loan Agreement) of securities of Borrower having more than 50% of the ordinary voting power for the election of directors; or

                  (b) the acquisition by any Person or two or more Persons acting in concert of Control of Borrower.

                  "Closing Date" means July 25, 1997.

                  "Co-Borrower": See Section 7.16 hereof.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Collateral" means all property of Borrower and any Subsidiary subject to the Security Documents.

                  "Continuing Guaranty": See Section 4.5 hereof.

                  "Control" when used with respect to any Person means the power, directly or indirectly, to direct the management policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Controlled Group" means, severally and collectively, the members of the group controlling, controlled by and/or in common control of Borrower, within the meaning of Section 4001(b) of ERISA.

                  "Conversion Date": See Section 2A.1 hereof.

                  "Current Assets" means all assets of Borrower classified as current assets under GAAP, determined on a consolidated basis.

                  "Current Liabilities" means all liabilities of Borrower classified as current liabilities under GAAP, determined on a consolidated basis.

                  "Current Ratio" means as of any date the ratio of Current Assets as of such date to Current Liabilities as of such date.

                  "Deed of Trust" means the 1994 Deed of Trust together with any additional deed of trust delivered to Lender by Borrower or a Subsidiary.

                  "Default Rate" means an interest rate per annum equal to four percent (4%) above the rate that would otherwise be payable under the terms of the respective Notes.

                  "Disbursement": See Section 2.13.

                  "Disbursement Date": See Section 2.13.

                  "Dollars" and the sign "$" mean lawful currency of the United States of America.

                  "EBIDA" means the Net Income for the prior twelve (12) month period, plus the sum of all interest expense, depreciation and amortization deducted in computing such Net Income.

                  "EBIDA Ratio" means as of any date the ratio of Funded Debt to EBIDA.

                  "Equipment" means equipment as defined in Section 47-9109.2 of the Arizona Revised Statutes, or any successor statute.

                  "Equity" means Borrower's stockholders' equity, determined on a consolidated basis in accordance with GAAP.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, together with all final and permanent regulations issued pursuant thereto. References herein to sections and subsections of ERISA are deemed to refer to any successor or substitute provisions therefor.

                  "ESOP" means any Employee Stock Ownership Plan, as it may be amended from time to time, adopted by Borrower.

                  "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of governors to the Federal Reserve System, as in effect from time to time.

                  "Eurodollar Rate Reserve Percentage" for the Interest Period for each Fixed Rate RLC Advance and each Fixed Rate Term Portion means the reserve percentage applicable two (2) Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental, or other marginal reserve requirement) for a member bank of the Federal Reserve System in San Francisco with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities which includes deposits by reference to which the Interest Rate on Fixed Rate RLC Advances and Fixed Rate Term Portions is determined) having a term equal to such Interest Period.

                  "Event of Default":  See Article 9.

                  "Exchange Act" means the Securities Exchange Act of 1934.

                  "Financial Covenants":  See Section 8.9 hereof.

                  "Fixed Rate" means the rate per annum equal to the sum of (i) the Fixed Rate Factor per annum, and (ii) the rate per annum obtained by dividing (A) the offered rate for United States dollar deposits greater than $1 million as of 11:00 a.m., City of London time, England, two (2) Business Days prior to the first day of the respective Interest Period as shown on the display "British Bankers Association Interest Settlement Rates" on the Telerate System Pages 3750 or 3740 or such other Page(s) as may replace such Pages on Telerate for the purpose of displaying such rate or as shown on such other sources selected by Lender by (B) a percentage equal to one hundred percent (100%) minus the Eurodollar Rate Reserve Percentage for the period equal to such Interest Period. The Fixed Rate will change each month to the extent of any change in the Fixed Rate Factor during the prior month.

                  "Fixed Rate Factor" means:

         (a) 1.50% if the EBIDA Ratio is less than 1.0 to 1.0.

         (b) 1.75% if the EBIDA Ratio is less than 1.5 to 1.0, but greater than or equal to 1.0 to 1.0.

         (c) 2.0% if the EBIDA Ratio is less than 2.0 to 1.0, but greater than or equal to 1.5 to 1.0.

         (d) 2.25% if the EBIDA Ratio is less than 2.5 to 1.0, but greater than or equal to 2.0 to 1.0.

         (e) 2.5% if the EBIDA Ratio is greater than or equal to 2.5 to 1.0.

                  "Fixed Rate RLC Advance" means an RLC Advance that bears or is requested to bear interest at the Fixed Rate. Each Fixed Rate RLC Advance shall be in a minimum amount of $2,000,000.00 with integral multiples of $1,000,000.00 in excess thereof.

                  "Fixed Rate Term Portion" means any portion of the Term Loan that at any time bears interest at a Fixed Rate. Each Fixed Rate Term Portion shall be in a minimum amount of $2,000,000.00 with integral multiples of $1,000,000.00 in excess thereof. At no time shall the aggregate unpaid principal amount of Fixed Rate Term Portions exceed an amount equal to the outstanding amount of the Term Loan less the sum of twelve (12) Principal Payments.

                  "Funded Debt" means, with respect to any Person, the sum of its Indebtedness, operating lease obligations and any off-balance sheet debt, such as any receivable securitization debt.

                  "GAAP" means those generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public Accountants acting through its Accounting Principles Board or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof and which are consistently applied for all periods after the date hereof so as to properly reflect the financial condition, and the results of operations and changes in the financial position, of Borrower, including without limitation accounting rules promulgated pursuant to Regulations SX and SK, except that any accounting principle or practice required to be changed by the said Accounting Principles Board or Financial Accounting Standards Board (or other appropriate board or committee of the said Boards) in order to continue as a generally accepted accounting principle or practice may be so changed.

                  "Governmental Authority" means any government (or any political subdivision or jurisdiction thereof), court, bureau, agency or other governmental authority having jurisdiction over Borrower or any of its business, operations or properties.

                  "Guarantor" means each Subsidiary that has delivered a Continuing Guaranty to Lender.

                  "Indebtedness" means, with respect to any Person, all of its monetary and contingent obligations and liabilities, including without limitation each of the following (without duplication): (a) obligations of that Person to any other Person for payment of borrowed money, (b) capital lease obligations, (c) notes and drafts drawn or accepted by that Person payable to any other Person, whether or not representing obligations for borrowed money (but without duplication of indebtedness for borrowed money), (d) any obligation for the purchase price of property the payment of which is deferred for more than one year or evidenced by a note or equivalent instrument, (e) guarantees of Indebtedness of third parties, and (f) a recourse or nonrecourse payment obligation of any other Person that is secured by a Lien on any property of the first Person, whether or not assumed by the first Person, up to the fair market value (from time to time) of such property (absent manifest evidence to the contrary, the fair market value of such property shall be the amount determined under GAAP for financial reporting purposes), but excluding any trades accounts payables and any accruals.

                  "Indenture" means the Indenture as defined in the related Bond Letter of Credit pursuant to which said Bonds have been issued; and includes without limitation the 1996 Indenture.

                  "Issuance Date" means the date on which a Letter of Credit is delivered to the beneficiary thereof.

                  "Insurance Request" means a request for a Letter of Credit duly executed by Borrower in a form satisfactory to Lender.

                  "Interest Period" means:

         (a) For each Fixed Rate RLC Advance, the period commencing on the date of such Fixed Rate RLC Advance and ending on the last day of the period selected by Borrower pursuant to the provisions herein and, thereafter, each subsequent period commencing on the date after the last day of the immediately preceding Interest Period and ending on the last day of the period selected by Borrower pursuant to the provisions herein. The duration of each Interest Period shall be one month, two months, three months or six months, as selected by Borrower (A), for a new RLC Advance, in the request for a Fixed Rate RLC Advance or (B), for an outstanding RLC Advance, in the request for a Fixed Rate RLC Advance to continue bearing interest at the Fixed Rate or (C), for an outstanding Variable Rate RLC Advance, in the request to convert to a Fixed Rate RLC Advance, provided, however, that:

                  (i) Interest Periods commencing on the same date shall be of the same duration;

                  (ii) Whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                  (iii) No Interest Period with respect to any RLC Advance shall extend beyond the RLC Maturity Date.

         (b) For each Fixed Rate Term Portion, the period commencing on the date of such Fixed Rate Term Portion and ending on the last day of the period pursuant to the provisions herein and, thereafter, each subsequent period commencing on the day after the last day of the immediately preceding Interest Period and ending on the last day of the period pursuant to the provisions herein. The duration of each Interest Period shall be 30 days, provided, however, that:

                  (i) Whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                  (ii) No Interest Period shall extend beyond the Term Maturity Date.

                  "Interest Portion" of a Bond Letter of Credit means the Interest Portion as stated in the Bond Letter of Credit.

                  "Lender":  See the Preamble hereto.

                  "Letter of Credit" means a letter of credit issued by Lender for the account of Borrower pursuant to Section 2.10.

                  "Lien" means any lien, mortgage, security interest, tax lien, pledge, encumbrance, conditional sale or title retention arrangement, or any other interest in property designed to secure the repayment of Indebtedness whether arising by agreement or under any statute or law, or otherwise.

                  "Loans" means together the Term Loan and the RLC, each being a Loan.

                  "Loan Agreement":  See the Preamble hereto.

                  "Loan Documents" means this Loan Agreement, the Notes (including any renewals, extensions and refundings thereof), the Security Documents, and any written agreements, certificates or documents (and with respect to this Loan Agreement, the Notes, the Security Documents and such other written agreements and documents, any amendments or supplements thereto or modifications thereof) executed or delivered pursuant to the terms of this Loan Agreement.

                  "Loan Fees": See Section 3.1 hereof.

                  "Material Adverse Effect" means any circumstance or event which (i) has any material adverse effect upon the validity or enforceability of any Loan Document, (ii) materially impairs the ability of Borrower to fulfill its obligations under the Loan Documents, or (iii) causes an Event of Default or any event which, with notice or lapse of time or both, would become an Event of Default.

                  "Net Income" means for any period the net income of Borrower for such period in accordance with GAAP, determined on a consolidated basis.

                  "New Subsidiary":  See Section 7.16 hereof.

                  "1994 Agreement":  See Recital A hereto.

                  "1994 Deed of Trust":  See Section 4.1 hereto.

                  "1994 Loans":  See Recital A hereto.

                  "1994 Pledge Agreement":  See Section 4.1 hereto.

                  "1994 Security Agreement":  See Section 4.1 hereto.

                  "1994 Security Documents":  See Section 4.1 hereto.

                  "1995 Agreement": See Recital B hereto.

                  "1996 Indenture": See Recital E hereto.

                  "1996 Letter of Credit": See Recital C hereto.

                  "1996 Modification": See Recital C hereto.

                  "1996 Pledged Bond Agreement": See Section 4.2 hereof.

                  "Notes" means the RLC Note and the Term Note, each being a Note.

                  "Obligation" means all present and future indebtedness, obligations and liabilities of Borrower to Lender, and all renewals and extensions thereof, or any part thereof, arising pursuant to this Loan Agreement or represented by the Notes, including without limitation the Loans and all interest accruing thereon, and attorneys' fees incurred in the enforcement or collection thereof, regardless of whether such indebtedness, obligations and liabilities are direct, indirect, fixed, contingent, joint, several or joint and several; together with all indebtedness, obligations and liabilities of Borrower evidenced or arising pursuant to any of the other Loan Documents, and all renewals and extensions thereof, or part thereof.

                  "Officer Fund" means any accounts or funds maintained by Borrower with Lender that are identified for deferred compensation for employees of Borrower.

                  "Outstanding LC Balance" in effect at any time means the maximum aggregate amount available to be drawn at such time under all outstanding Letters of Credit, the determination of such maximum amount to assume compliance with all conditions for a Disbursement. With respect to a Bond Letter of Credit, such determination shall also assume no reduction for (i) any amount drawn by the respective Trustee to make a regularly scheduled payment of interest on the respective Bonds, or (ii) any amount not available to be drawn because such Bonds are held by or for the account of the Borrower or pursuant to the respective Pledged Bond Agreement; the maximum aggregate amount available to be drawn under a Bond Letter of Credit shall equal the sum of one hundred percent (100%) of the aggregate principal amount of the respective Bonds then outstanding, plus the applicable Interest Portion.

                  "Outstanding Period": See Section 2.12.

                  "Payment Date" means the first day of each month, provided that if any such day is not a Business Day, then such Payment Date should be the next successive Business Day, commencing (i) as to the RLC, August 1, 1997, and
(ii) as to the Term Loan, the first day of the first month after the Conversion Date.

                  "PBGC" means the Pension Benefit Guaranty Corporation, and any successor to all or substantially all of the Pension Benefit Guaranty Corporation's functions under ERISA.

                  "Permitted Liens" means those Liens to which the Collateral is subject that are prior to the Liens of the Security Documents, and which consist of the following:

         (a) Liens for taxes, assessments or governmental charges not yet delinquent;

         (b) Liens to which Lender shall consent in writing, in its sole and absolute discretion; and

         (c) Liens to secure purchase money financing incurred for the purchase or acquisition of personal property in an amount not exceeding $20,000.00 per item, and any subsequent refinancing thereof.

                  "Person" includes an individual, a corporation, a joint venture, a partnership, a trust, a limited liability company, an unincorporated organization or a government or any agency or political subdivision thereof.

                  "Plan" means an employee defined benefit plan or other plan maintained by Borrower for employees of Borrower and covered by Title IV of ERISA, or subject to the minimum funding standards under Section 412 of the Code.

                  "Pledge Agreement": See Section 4.6 hereof, together with the 1994 Pledge Agreement and any additional Pledge Agreement delivered to Lender by Borrower.

                  "Pledged Bond Agreement" means a Custody, Pledge and Security Agreement as to a certain issue of Bonds by and among Borrower, Lender and the related Trustee, granting Lender a security interest in any such Bonds purchased with a Disbursement of the related Bond Letter of Credit and in Borrower's right, title and interest in any funds held by said Trustee under the related Indenture for the Borrower. "Pledged Bond Agreement" includes without limitation the 1996 Pledged Bond Agreement.

                  "Prime Rate" means the interest rate per annum publicly announced by Lender, or its successors, in Phoenix, Arizona as its "prime rate" as in effect from time to time. Borrower acknowledges that the Prime Rate is not necessarily the best or lowest rate offered by Lender and Lender may lend to its customers at rates that are at, above or below its Prime Rate.

                  "Principal Payment" means an amount sufficient to fully amortize the Term Loan over sixty (60) equal monthly payments of principal, based on the Term Loan Amount in effect on the Conversion Date.

                  "Real Property" means all of the real property currently owned or leased and hereafter owned or leased by Borrower or any Subsidiary, wherever located, together with all improvements located thereon.

                  "Regulation U" means Regulation U promulgated by the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 221, or any other regulation hereafter promulgated by said Board to replace the prior Regulation U and having substantially the same function.

                  "Regulatory Change" means any change effective after the date of this Loan Agreement in United States federal, state, or foreign law, regulations, or rules or the adoption or making after such date of any interpretation, directive, or request applying to a class of banks including Lender, of or under any United States federal, state, or foreign law, regulation or rule (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

                  "Reportable Event" means any "reportable event" as described in Section 4043(b) of ERISA with respect to which the thirty (30) day notice requirement has not been waived by the PBGC.

                  "RLC":  See Recital D hereto.

                  "RLC Advance" means a disbursement of the proceeds of the RLC.

                  "RLC Commitment" means FORTY-FIVE MILLION AND NO/100 DOLLARS ($45,000,000.00) less the Term Loan Amount.

                  "RLC Maturity Date" means October 31, 2000, unless extended pursuant to Section 3.2.

                  "RLC Note" means the Revolving Promissory Note of even date herewith in the amount of the RLC executed by Borrower and delivered pursuant to the terms of this Loan Agreement, together with any renewals, extensions, modifications or replacements thereof.

                  "SEC" means the Securities and Exchange Commission.

                  "Security Agreement": See Section 4.4 hereof, together with the 1994 Security Agreement and any additional security agreement delivered to Lender by a Subsidiary.

                  "Security Documents":  See Section 4.8 hereof.

                  "Significant Debt Agreement" means all documents, instruments and agreements executed by Borrower, evidencing, securing or ensuring any Indebtedness of Borrower or any guaranty in excess of $50,000 in outstanding principal (or principal equivalent) amount.

                  "Stated Amount" of a Letter of Credit means the Stated Amount as stated in the Letter of Credit.

                  "Stated Expiry Date" of a Letter of Credit means the Stated Expiry Date as stated in the Letter of Credit.

                  "Subsidiaries" means all business associations directly or indirectly controlled by Borrower.

                  "Tangible Equity Percentage" means (i) Equity less the book value of all intangible assets, divided by (ii) all assets less the book value of all intangible assets, all determined on a consolidated basis in accordance with GAAP.

                  "Term Loan":  See Recital D hereto.

                  "Term Loan Amount" means the amount of the RLC converted to the Term Loan on the Conversion Date. Until the Conversion Date, the Term Loan Amount means $0.

                  "Term Loan Conversion":  See Section 2A.1 hereof.

                  "Term Loan Maximum Amount" means Twenty-Five Million and No/100 Dollars ($25,000,000.00).

                  "Term Maturity Date" means October 31, 2002.

                  "Term Note" means the Promissory Note dated as of the Conversion Date in the amount of the Term Loan executed by Borrower and delivered pursuant to the terms of this Loan

Agreement, substantially in the form of Exhibit "B" hereto together with any renewals, extensions, modifications or replacements thereof.

                  "Term Portion" means either a Fixed Rate Term Portion or a Variable Rate Term Portion, as may be applicable.

                  "Trustee" means the Trustee for the holders of certain Bonds, as defined in the related Indenture.

                  "Variable Rate" means the rate per annum equal to the sum of
(i) the Variable Rate Factor per annum, and (ii) the Prime Rate per annum as in effect from time to time. The Variable Rate will change on each day that the "Prime Rate" changes.

                  "Variable Rate Factor" means zero percent.

                  "Variable Rate RLC Advance" means an Advance that bears or that is requested to bear interest at the Variable Rate.

                  "Variable Rate Term Portion" means any portion of the Term Loan that bears interest at the Variable Rate.

         1.2 Terms Generally.

         (a) The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined.

         (b) Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

         (c) All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require.

         (d) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time.

                                    ARTICLE 2

                                     THE RLC

         2.1 RLC Commitment. Lender agrees to loan to or for the benefit of Borrower, and Borrower agrees to draw upon and borrow, in the manner and upon the terms and conditions contained in this Loan Agreement, amounts that in the aggregate at any time outstanding shall not exceed the RLC Commitment.

         2.2 Revolving Line.

                  (a) Subject to the terms and conditions set forth in this Loan Agreement, the RLC shall be a revolving line of credit, against which RLC Advances may be made to Borrower, repaid by Borrower, and new RLC Advances made to Borrower, as Borrower may request, provided that (i) no RLC Advance shall be made if an Event of Default shall be continuing, (ii) no RLC Advance shall be made that would cause the outstanding principal balance of the RLC, including without limitation the Outstanding LC Balance, to exceed the RLC Commitment, and (iii) no RLC Advance shall be made on or after the RLC Maturity Date.

                  (b) RLC Advances may be made for the purpose of providing to Borrower and any Co-Borrower (as hereinafter defined) working capital, financing for the purchase of Equipment or any acquisition, or in connection with Disbursement under Letters of Credit.

         2.3 RLC. The RLC shall be evidenced by the RLC Note, and shall bear interest and be payable to Lender upon the terms and conditions contained therein, which include the following provisions:

                  (a) Interest shall accrue:

                           (i) Except to the extent that an RLC Advance bears
                  interest at the Fixed Rate, on the unpaid principal of each RLC Advance at the Variable Rate.

                           (ii) To the extent Borrower shall elect as provided
                  in the RLC Note and to the extent not otherwise provided in the RLC Note, interest shall accrue on the unpaid principal of an RLC Advance at the Fixed Rate.

                  (b) All interest shall be computed on the basis of a 360-day year and accrue on a daily basis for the actual number of days elapsed. All accrued interest shall be due and payable on the Payment Date.

                  (c) The entire unpaid principal balance, all accrued and unpaid interest, and all other amounts payable under the RLC Note shall be due and payable in full on the RLC Maturity Date.

                  (d) Each request for an RLC Advance shall, in addition to complying with the other requirements in this Loan Agreement, (i) specify the date and amount of the requested RLC Advance, (ii) specify whether the RLC Advance shall be an RLC Advance that bears interest at the Variable Rate or shall be an RLC Advance that bears interest at the Fixed Rate, and (iii), if the RLC Advance is to bear interest at the Fixed Rate, (A) specify the Interest Period, (B) be delivered to Lender at least two (2) Business Days prior to the date of the requested RLC Advance, and (C) be in a minimum amount of $2,000,000.00 with integral multiples of $1,000,000.00 in excess thereof. Any RLC Advance not complying with the foregoing requirements for an RLC Advance bearing interest at the Fixed Rate shall bear interest at the Variable Rate.

                  (e) If Borrower desires that a Fixed Rate RLC Advance continue to bear interest at the Fixed Rate after the end of an existing Interest Period, Borrower shall deliver to Lender a notice making such election and specifying the new Interest Period. If Borrower does not deliver such notice within such time, then after the existing Interest Period the Fixed Rate RLC Advance shall become a Variable Rate RLC Advance and shall bear interest at the Variable Rate.

                  (f) Borrower may upon written notice to and received by Lender not later than 12:00 p.m. (Phoenix, Arizona local time) (i) on the second Business Day, in the case of any conversion of a Variable Rate RLC Advance into a Fixed Rate RLC Advance and (ii) on the first Business Day in the case of any conversion of a Fixed Rate RLC Advance into a Variable Rate RLC Advance, prior to the date of the proposed conversion, convert any RLC Advance of one type into an RLC Advance of the other type, provided, however, that any conversion of a Fixed Rate RLC Advance (A) shall only be made on the last day of the applicable Interest Period except as otherwise provided in Section 2.5 hereof, and
         (B) shall be made only as to an RLC Advance in a minimum amount of $2,000,000.00 with integral multiples of $1,000,000.00 in excess thereof. Each such notice of a conversion shall specify the date of such conversion and the RLC Advance(s) to be converted.

                  (g) Notwithstanding any provision of the Loan Documents to the contrary, Lender shall be entitled to fund and maintain its funding of all or any part of any RLC Advance in any manner it sees fit, provided, however, that for the purposes of the RLC Note, all determinations thereunder shall be made as if Lender had actually funded and maintained each Fixed Rate RLC Advance during the Interest Period therefor through the purchase of deposits having a maturity corresponding to the last day of the Interest Period and bearing an interest rate equal to the Fixed Rate for such Interest Period.

                  (h) If, due to any Regulatory Change, there shall be any increase in the cost to Lender of agreeing to make or making, funding, or maintaining Fixed Rate RLC Advances (including, without limitation, any increase in any applicable reserve requirement), then Borrower shall from time to time, upon demand by Lender, pay to Lender such amounts as Lender may reasonably determine to be necessary to compensate Lender for any additional costs that Lender reasonably determines are attributable to such Regulatory Change and Lender will notify the Borrower of any Regulatory Change that will entitle Lender to compensation pursuant to this paragraph as promptly as practicable, but in any event within 90 days after Lender obtains knowledge thereof, provided, however, that if Lender fails to give such notice within 90 days after it obtains knowledge of such a Regulatory Change, Lender shall, with respect to compensation payable in respect of any costs resulting from such Regulatory Change, only be entitled to payment for costs incurred from and after the date that Lender does give such notice. Lender will furnish to Borrower a certificate setting forth in reasonable detail the basis for the amount of each request by Lender for compensation under this paragraph. Determinations by Lender of the amounts required to compensate Lender shall be conclusive, absent manifest error. Lender shall be entitled to compensation in connection with any Regulatory Change only for costs actually incurred by Lender.

                  (i) Notwithstanding any provision of the Loan Documents, if Lender shall notify Borrower that as a result of a Regulatory Change it is unlawful for Lender to make RLC Advances at the Fixed Rate, or to fund or maintain Fixed Rate RLC Advances, (i) the obligations of Lender to make RLC Advances at the Fixed Rate and to convert RLC Advances to the Fixed Rate shall be suspended until Lender shall notify Borrower that the circumstances causing such suspension no longer exist, and
         (ii) in the event such Regulatory Change makes the maintenance of RLC Advances at the Fixed Rate unlawful, Borrower shall forthwith prepay in full all Fixed Rate RLC Advances then outstanding, together with interest accrued thereon and all amounts in connection with such prepayment specified in the RLC Note, unless Borrower, within five (5) Business Days of notice from Lender, converts all Fixed Rate RLC Advances then outstanding into Variable Rate RLC Advances pursuant to the conversion procedures in this Note and pays all amounts in connection with such prepayments or conversions specified in the RLC Note.

                  (j) Notwithstanding any other provision of the Loan Documents, if prior to the commencement of any Interest Period, Lender shall determine (i) that United States dollar deposits in the amount of any Fixed Rate RLC Advance to be outstanding during such Interest Period are not readily available to Lender in the London interbank market, or
         (ii) by reason of circumstances affecting the London interbank market, adequate and reasonable means do not exist for ascertaining the Fixed Rate for such Interest Period in the manner prescribed in the definition of "Fixed Rate", then Lender shall promptly give notice thereof to Borrower and the obligation of Lender to create, continue, or effect by conversion any Fixed Rate

         RLC Advance in such amount and for such Interest Period shall terminate until United States dollar deposits in such amount and for the Interest Period shall again be readily available in the London interbank market and adequate and reasonable means exist for ascertaining the Fixed Rate.

                  (k) After maturity, including maturity upon acceleration, the unpaid principal balance, all accrued and unpaid interest and all other amounts payable under the RLC Note shall bear interest at the Default Rate.

         2.4 Excess Balance Repayment. There shall be due and payable from Borrower to Lender, and Borrower shall immediately repay to Lender, without notice or demand, from time to time, any amount by which the outstanding principal balance of the RLC, including without limitation the Outstanding LC Balance, exceeds the RLC Commitment.

         2.5 Principal Prepayments. Borrower may, upon at least two (2) Business Days' notice in the case of Fixed Rate RLC Advances and one (1) Business Day's notice in the case of Variable Rate RLC Advances to Lender stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given Borrower shall prepay the outstanding principal balance of the RLC in whole or in part at any time prior to the RLC Maturity Date as stated in such notice by Borrower. With any prepayment of a Fixed Rate RLC Advance or with any conversion of a Fixed Rate RLC Advance to a Variable Rate RLC Advance, in either case other than on the last Business Day of the Interest Period for such Fixed Rate RLC Advance (the "Interest Period Termination Date") (including any such prepayment made voluntarily or involuntarily as a result of the acceleration of maturity upon a default or otherwise), Borrower shall also pay (a) all accrued and unpaid interest on the principal being prepaid, (b) all Other Amounts then due, and (c) a premium, if any, equal to the product of (i) the Average Lost Monthly Interest Income and (ii) the number of months from the date of prepayment or conversion to the Interest Period Termination Date (with any fraction of a month counted as a month), discounted to present value at the Discount Rate over a period equal to one-half of the number of months in (ii) above.

         As used in the preceding paragraph:

         "Average Lost Monthly Interest Income" means the amount determined by dividing (i) the product of the Average Principal and the Lost Rate, by
         (ii) 12, where:

                  "Average Principal" means the amount equal to either (i) one-half the sum of (A) the amount of principal being prepaid and (B) the amount of principal that is scheduled to be due on the Interest Period Termination Date ("Balloon Amount"), or
                  (ii) the amount of principal being prepaid, if such amount is less than the Balloon Amount; and "Lost Rate" means the rate per annum equal to the percentage, if any, by which (i) the yield to maturity of United States Treasury debt obligations having a maturity date nearest to the Interest Period

                  Termination Date ("Treasury Obligations") determined on the first day of the Interest Period exceeds (ii) the yield to maturity of Treasury Obligations determined on the date of prepayment.

         "Discount Rate" means the rate per annum equal to the yield to maturity of Treasury Obligations determined on the date of prepayment.

         "Other Amounts" means all amounts payable by Borrower to Lender under the Note and all other Loan Documents.

The maturity date and yield to maturity of Treasury Obligations shall be determined by Lender, in its absolute and sole discretion, on the basis of quotations published in The Wall Street Journal or other comparable sources.

         2.6 Method of Payment. All payments of principal of, and interest on, the RLC Note shall be made to Lender before 2:00 p.m. (Phoenix, Arizona time), in immediately available funds. All payments made on the RLC Note shall be applied, to the extent of the amount thereof, in the order of priority to be determined by Lender in its sole discretion: (i) to the payment of costs, fees or other charges incurred in connection with the RLC; (ii) to the payment of accrued interest on the RLC; and/or (iii) to the reduction of the principal balance.

         2.7 Conditions. Lender shall have no obligation to make any RLC Advance unless and until all of the conditions and requirements of this Loan Agreement are fully satisfied. However, Lender in its sole and absolute discretion may elect to make one or more RLC Advances prior to full satisfaction of one or more such conditions and/or requirements. Notwithstanding that such an RLC Advance or RLC Advances are made, such unsatisfied conditions and/or requirements shall not be waived or released thereby. Borrower shall be and continue to be obligated to fully satisfy such conditions and requirements, and Lender, at any time, in Lender's sole and absolute discretion, may stop making RLC Advances until all conditions and requirements are fully satisfied.

         2.8 Other RLC Advances by Lender. Lender, after giving ten (10) days written notice to Borrower, from time to time, may make RLC Advances in any amount in payment of (i) insurance premiums, taxes, assessments, liens or encumbrances existing against property encumbered by the Security Documents,
(ii) interest accrued and payable upon the RLC, (iii) any charges and expenses that are the obligation of Borrower under this Loan Agreement or any Security Document, and (iv) any charges or matters necessary to preserve the property encumbered by the Security Documents or to cure any Event of Default.

         2.9 Assignment. Borrower shall have no right to any RLC Advance other than to have the same disbursed by Lender in accordance with the disbursement provisions contained in this Loan Agreement. Any assignment or transfer, voluntary or involuntary, of this Loan Agreement or any right hereunder shall not be binding upon or in any way affect Lender without its written consent; Lender may make RLC Advances under the disbursement provisions herein, notwithstanding any such assignment or transfer.

         2.10 Issuance of Letters of Credit.

         (a) Subject to the terms and conditions of this Loan Agreement, Lender agrees from time to time before the RLC Maturity Date to issue Letters of Credit for the account of the Borrower either to credit enhance Bonds or in connection with Borrower's business activities. Each reference in this Loan Agreement to the "issue" or "issuance" or other forms of such words in relation to Letters of Credit shall be deemed to include any extension or renewal of a Letter of Credit.

         (b) Each Letter of Credit shall (i) by its terms be issued in a Stated Amount; (ii) have a Stated Expiry Date no later than the RLC Maturity Date; (iii) expire or be terminated by the beneficiary thereunder on or before its Stated Expiry Date; and (iv) not cause the outstanding principal balance of the RLC, including the Outstanding LC Balance after the issuance of said Letter of Credit, to exceed the RLC Commitment.

         (c) In addition to the conditions otherwise specified in this Section 2.10, the obligation of the Lender to issue a Letter of Credit shall be subject to the further condition precedent that the following statements shall be correct, and each of the application for such Letter of Credit and the issuance of such Letter of Credit shall constitute a representation and warranty by Borrower that on the date of the issuance of such Letter of Credit such statements are correct:

                  (i) The representations and warranties in Article 6 are correct on and as of the date of the issuance of such Letter of Credit, before and after giving effect to such issuance, as though made on and as of such date;

                  (ii) No Event of Default has occurred and is continuing; and

                  (iii) The conditions in Section 2.2 are satisfied as of the date of issuance of the Letter of Credit, before and after giving effect to such issuance.

         (d) In addition to the conditions otherwise specified in this Section 2.10, the obligations of the Lender to issue a Letter of Credit that is a Bond Letter of Credit shall be subject to the satisfaction of the following conditions precedent as determined by Lender in its reasonable discretion:

                  (i) The terms and provisions of the related Bond Documents shall be reasonably acceptable to Lender, which shall provide among other things that all disbursements of proceeds of the related Bonds shall be subject to Lender's written consent.

                  (ii) Borrower shall have delivered to Lender an executed Pledged Bond Agreement with respect to the related Bonds.

                  (iii) Lender shall have received executed copies of the Bond Documents together with copies of written opinions of counsel as to the tax exemption of the related Bonds and reliance letters addressed to Lender, allowing Lender to rely on such opinions.

                  (iv) Borrower shall have delivered to Lender such documents, executed by Borrower, as Lender may reasonably require, granting Lender a security interest in all property, personal or real, financed with the proceeds of said Bonds, as well as in any accounts established with respect thereto, together with financing statements, an environmental indemnity agreement, contract assignments, a lender's ALTA extended coverage title insurance policy as to Lender's security interest in any real property, and a project budget.

         2.11 Issuance Procedure. By delivery to Lender of an Issuance Request on or before 10:00 a.m. (Phoenix, Arizona time) three (3) Business Days prior to the requested Issuance Date, and the execution of such applications and agreements as Lender may reasonably request, Borrower may request the issuance of a Letter of Credit in such form as Borrower may reasonably request. Each Issuance Request shall include the form of the Letter of Credit, the amount and other terms thereof. Subject to the terms and conditions of this Loan Agreement, Lender will issue such Letter of Credit on the Issuance Date specified in the Issuance Request submitted in connection therewith. Lender and Borrower agree that all Letters of Credit issued pursuant to the terms of this Article shall be subject to the terms and conditions and entitled to the benefits of this Loan Agreement and the other Loan Documents.

         2.12 Letter of Credit Fees. Borrower agrees to pay to Lender a non-refundable Letter of Credit fee equal to the Fixed Rate Factor then in effect per annum on the Stated Amount of each Letter of Credit, computed on a daily basis, from and including the Issuance Date of such Letter of Credit to the Stated Expiry Date ("Outstanding Period"), provided that the Outstanding Period, if actually shorter, shall be deemed to be 90 days, payable in advance on the Issuance Date (for the period from such date until the last day of the calendar quarter during which the Letter of Credit is issued) and on the first day of each calendar quarter thereafter (for such calendar quarter) until such Letter of Credit's Stated Expiry Date. Borrower further agrees to pay to Lender a charge for all reasonable administrative expenses of Lender in connection with the issuance, amendment or modification (if any) and administration of the Letters of Credit upon demand from time to time, which charge shall not exceed $150.00 per draw, transfer or transaction.

         2.13 Disbursements. Lender will notify Borrower of the presentment for payment of a Letter of Credit by any beneficiary thereto, together with notice of the date (the "Disbursement Date") such payment shall be made. Subject to the terms and provisions of the Letter of Credit, Lender shall make such payment (a "Disbursement") to the beneficiary of the Letter of Credit. Each such Disbursement shall be deemed to be an RLC Advance hereunder.

         2.14 Reimbursement Obligations of Borrower. Borrower's obligation under
Section 2.13 to reimburse Lender with respect to each Disbursement (including interest thereon) in respect of any Letter of Credit shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim, or defense to payment which Borrower may have or have had against Lender or the beneficiary thereof, including any defense based upon the occurrence of any Event of Default, any draft, demand or certificate or other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient, the failure of any Disbursement to conform to the terms of the Letter of Credit (if, in Lender's good faith opinion, such Disbursement is determined to be appropriate) or any non-application or misapplication by the beneficiary of the proceeds of such Disbursement, or the legality, validity, form, regularity or enforceability of the Letter of Credit; provided, however, that nothing herein shall adversely affect the right of Borrower to commence any proceeding against Lender for any wrongful Disbursement made by Lender under the Letter of Credit as a result of acts or omissions constituting gross negligence or wilful misconduct on the part of Lender.

         2.15 Nature of Reimbursement Obligations. Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. Lender (except to the extent of its own gross negligence or wilful misconduct) shall not be responsible for:

         (a) the form, validity, sufficiency, accuracy, genuineness or legal effect of any Letter of Credit or any document submitted by any party in connection with the issuance of any Letter of Credit, even if such document should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

         (b) the form, validity, sufficiency, accuracy, genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit;

         (c) failure of any beneficiary of any Letter of Credit to comply fully with conditions required in order to demand payment under a Letter of Credit;

         (d) errors, omissions, interruption or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise; or

         (e) any loss or delay in the transmission or otherwise of any document or draft required by or from a beneficiary of a Letter of Credit in order to make a Disbursement under a Letter of Credit or of the proceeds thereof.

None of the foregoing shall affect, impair or prevent the vesting of any of the rights or powers granted Lender hereunder. In furtherance and extension, and not in limitation or derogation of any of the foregoing, any action taken or omitted to be taken by Lender in good faith shall be binding upon the Borrower and shall not put Lender under any resulting liability to Borrower.

                                   ARTICLE 2A

                                  THE TERM LOAN

         2A.1 Term Loan Commitment. Lender agrees that Borrower may elect once to convert to the Term Loan some or all of the outstanding balance of the RLC, such amount not to exceed the Term Loan Maximum Amount (the "Term Loan Conversion"). To do so, Borrower shall so notify Lender in writing no later than thirty (30) days prior to the date of such conversion (the "Conversion Date"), such Conversion Date to be no later than the RLC Maturity Date. On the Conversion Date, Borrower shall deliver to Lender a fully executed Term Note.

         2A.2 Term Note. The Term Loan shall be evidenced by the Term Note, and shall bear interest and be payable to Lender upon the terms and conditions contained therein, which include the following provisions:

                  (a) Interest shall accrue:

                  (i) Except to the extent that a portion of the Term Loan bears interest at the Fixed Rate pursuant to the Term Note, on the unpaid principal of the Term Loan at the Variable Rate.

                  (ii) To the extent Borrower shall elect as provided in the Term Note and to the extent not otherwise provided in the Term Note, on the unpaid principal of the Term Loan at the Fixed Rate.

                  (b) Principal shall be due and payable on the Payment Date in consecutive monthly installments equal to the Principal Payment, together with interest until the Term Maturity Date.

                  (c) The entire unpaid principal balance, all accrued and unpaid interest, and all other amounts payable under the Term Note shall be due and payable in full on the Term Maturity Date.

                  (d) All interest shall be computed on the basis of a 360-day year and accrue on a daily basis for the actual number of days elapsed. No Interest Period shall begin on any day other than a Payment Date.

                  (e) If Borrower desires that a Fixed Rate Term Portion continue to bear interest at a Fixed Rate after the end of an existing Interest Period, Borrower shall deliver to Lender a notice making such election and specifying the new Interest Period. If Borrower does not deliver such notice within such time, then after the existing Interest Period the Fixed Rate Term Portion shall become a Variable Rate Term Portion and shall bear interest at the Variable Rate.

                  (f) Borrower may, upon written notice to and received by Lender not later than 12:00 p.m. (Phoenix, Arizona local time) (i) on the second Business Day, in the case of any conversion of a Variable Rate Term Portion into a Fixed Rate Term Portion and (ii) on the first Business Day in the case of any conversion of a Fixed Rate Term Portion into a Variable Rate Term Portion, prior to the date of the proposed conversion, convert any Term Portion of one type into a Term Portion of the other type, provided, however, that any conversion of a Fixed Rate Term Portion (A) shall only be made on the last day of the applicable Interest Period except as otherwise provided herein, and (B) shall be made only as to a Term Portion in a minimum amount of $2,000,000.00 with integral multiples of $1,000,000.00 in excess thereof. Each such notice of a conversion shall specify the date of such conversion and the Term Portion(s) to be converted.

                  (g) Notwithstanding any provision of the Loan Documents to the contrary, Lender shall be entitled to fund and maintain its funding of all or any part of the Term Loan in any manner it sees fit, provided, however, that for the purposes of the Term Note, all determinations hereunder shall be made as if Lender had actually funded and maintained each Fixed Rate Term Portion during the Interest Period therefor through the purchase of deposits having a maturity corresponding to the last day of the Interest Period and bearing an interest rate equal to the Fixed Rate for such Interest Period.

                  (h) If, due to any Regulatory Change, there shall be any increase in the cost to Lender of agreeing to make or making, funding, or maintaining Fixed Rate Term Portions (including, without limitation, any increase in any applicable reserve requirement), then Borrower shall from time to time, upon demand by Lender, pay to Lender such amounts as Lender may reasonably determine to be necessary to compensate Lender for any additional costs that Lender reasonably determines are attributable to such Regulatory Change and Lender will notify the Borrower of any Regulatory Change that will entitle Lender to compensation pursuant to this paragraph as promptly as practicable, but in any event within 90 days after Lender obtains knowledge thereof, provided, however, that if Lender fails to give such notice within 90 days after it obtains knowledge of such a Regulatory Change, Lender shall, with respect to compensation payable in respect of any costs resulting from such Regulatory Change, only be entitled to payment for costs incurred from and after the date that Lender does give such notice. Lender will furnish to Borrower a certificate setting forth in reasonable detail the basis for the amount of each request by Lender for compensation under this paragraph. Determinations by Lender of the amounts required to compensate Lender shall be conclusive, absent manifest error. Lender shall be entitled to compensation in connection with any Regulatory Change only for costs actually incurred by Lender.

                  (i) Notwithstanding any provision of the Loan Documents, if Lender shall notify Borrower that as a result of a Regulatory Change it is unlawful for

         Lender to make Fixed Rate Term Portions, or to fund or maintain Fixed Rate Term Portions, (i) the obligations of Lender to make Fixed Rate Term Portions and to convert Variable Rate Term Portions to the Fixed Rate shall be suspended until Lender shall notify Borrower that the circumstances causing such suspension no longer exist, and (ii) in the event such Regulatory Change makes the maintenance of Fixed Rate Term Portions unlawful, Borrower shall forthwith prepay in full all Fixed Rate Term Portions then outstanding, together with interest accrued thereon and all amounts in connection with such prepayment specified hereinbelow, unless Borrower, within five (5) Business Days of notice from Lender, converts all Fixed Rate Term Portions then outstanding into Variable Rate Term Portions pursuant to the conversion procedures in the Term Note and pays all amounts in connection with such prepayments or conversions specified in the Term Note.

                  (j) Notwithstanding any other provision of the Loan Documents, if prior to the commencement of any Interest Period, Lender shall determine (i) that United States dollar deposits in the amount of any Fixed Rate Term Portion to be outstanding during such Interest Period are not readily available to Lender in the London interbank market, or
         (ii) by reason of circumstances affecting the London interbank market, adequate and reasonable means do not exist for ascertaining the Fixed Rate for such Interest Period in the manner prescribed in the definition of "Fixed Rate", then Lender shall promptly give notice thereof to Borrower and the obligation of Lender to create, continue, or effect by conversion any Fixed Rate Term Portion in such amount and for such Interest Period shall terminate until United States dollar deposits in such amount and for the Interest Period shall again be readily available in the London interbank market and adequate and reasonable means exist for ascertaining the Fixed Rate.

                  (k) After maturity, including maturity upon acceleration, the unpaid principal balance, all accrued and unpaid interest and all other amounts payable under the Term Note shall bear interest at the Default Rate.

         2A.3 Principal Prepayments. Borrower may, upon at least two (2) Business Days' notice in the case of Fixed Rate Term Portions and one (1) Business Day's notice in the case of Variable Rate Term Portions to Lender stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given, shall prepay the outstanding principal balance hereof in whole or in part at any time prior to the Term Maturity Date as stated in such notice by Borrower. With any prepayment of a Fixed Rate Term Portion or with any conversion of a Fixed Rate Term Portion to a Variable Rate Term Portion, in either case other than on the last Business Day of the Interest Period for such Fixed Rate Term Portion (the "Interest Period Termination Date") (including any such prepayment made voluntarily or involuntarily as a result of the acceleration of maturity upon a default or otherwise), Borrower shall also pay (a) all accrued and unpaid interest on the principal being prepaid, (b) all Other Amounts then due, and (c) a premium, if any, equal to the product of (i) the Average Lost Monthly Interest Income and (ii) the number of months from the date of prepayment or conversion to the Interest Period

Termination Date (with any fraction of a month counted as a month), discounted to present value at the Discount Rate over a period equal to one-half of the number of months in (ii) above.

         As used in the preceding paragraph:

         "Average Lost Monthly Interest Income" means the amount determined by dividing (i) the product of the Average Principal and the Lost Rate, by
         (ii) 12, where:

                  "Average Principal" means the amount equal to either (i) one-half the sum of (A) the amount of principal being prepaid and (B) the amount of principal that is scheduled to be due on the Interest Period Termination Date ("Balloon Amount"), or
                  (ii) the amount of principal being prepaid, if such amount is less than the Balloon Amount; and

                  "Lost Rate" means the rate per annum equal to the percentage, if any, by which (i) the yield to maturity of United States Treasury debt obligations having a maturity date nearest to the Interest Period Termination Date ("Treasury Obligations") determined on the first day of the Interest Period exceeds
                  (ii) the yield to maturity of Treasury Obligations determined on the date of prepayment.

         "Discount Rate" means the rate per annum equal to the yield to maturity of Treasury Obligations determined on the date of prepayment.

         "Other Amounts" means all amounts payable by Borrower to Lender under the Note and all other Loan Documents.

The maturity date and yield to maturity of Treasury Obligations shall be determined by Lender, in its absolute and sole discretion, on the basis of quotations published in The Wall Street Journal or other comparable sources.

         2A.4 Method of Payment. All payments of principal of, and interest on, the Term Note shall be made to Lender before 2:00 p.m. (Phoenix, Arizona time), in immediately available funds. All payments made on the Term Note shall be applied, to the extent of the amount thereof, in the order of priority to be determined by Lender in its sole discretion (i) to the payment of costs, fees or other charges incurred in connection with the Term Loan; (ii) to the payment of accrued interest on the Term Loan; and/or (iii) to the reduction of the principal balance of the Term Loan.

         2A.5 Conditions. Lender shall have no obligation to make the Term Loan Conversion unless and until all of the conditions and requirements of this Loan Agreement are fully satisfied. However, Lender in its sole and absolute discretion may elect to make the Term Loan Conversion prior to full satisfaction of one or more such conditions and/or requirements. Notwithstanding that the Term Loan Conversion is made, such unsatisfied conditions and/or requirements shall not be waived or released thereby. Borrower shall be and continue to be obligated to fully satisfy such conditions and requirements.

         2A.6 Assignment. Borrower shall have no right to the Term Loan Conversion other than to have the same made by Lender in accordance with the provisions contained in this Loan Agreement. Any assignment or transfer, voluntary or involuntary, of this Loan Agreement or any right hereunder shall not be binding upon or in any way affect Lender without its written consent; Lender may make the Term Loan Conversion under the provisions herein, notwithstanding any such assignment or transfer.

                                    ARTICLE 3

                           NON-USE FEE; RLC EXTENSION

         3.1 Non-Use Fee. Borrower agrees to pay Lender a quarterly fee (the "Non-Use Fee") in an annualized amount equal to three-eighths percent (.375%) of the average daily undrawn balance of the RLC Commitment during the prior calender quarterly period. For purposes of calculating the Non-Use Fee, the Outstanding LC Balance on any date shall be deemed to have been drawn. The Non-Use Fee shall initially accrue from the Closing Date and shall be due and payable in arrears within three (3) Business Days after written notice of such amount due by Lender to Borrower and shall be non-refundable.

         3.2 Extension Upon written request by Borrower to Lender at least sixty
(60) days before each Anniversary Date, the RLC Maturity Date may be extended each year by Lender by one year subject to Lender's prior review and approval in its sole and absolute discretion.

                                    ARTICLE 4

                                    SECURITY

         4.1 1994 Security Documents.

         (a) Borrower has previously delivered or caused to be delivered to Lender the following documents pursuant to the 1994 Agreement (the "1994 Security Documents") which documents, except as hereby modified, shall remain in full force and effect pursuant to this Loan Agreement:

                  (i) Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing dated as of April 28, 1994 from Borrower as Trustor to Lender as Beneficiary recorded on August 28, 1994 at Recorder's No. 940342849 in the records of Maricopa County, Arizona (as amended from time to time, the "1994 Deed of Trust");

                  (ii) Security Agreement dated as of April 28, 1994 from Borrower in favor of Lender (as amended from time to time, the "1994 Security Agreement"); and

                  (iii) Pledge and Irrevocable Proxy Security Agreement dated as of April 28, 1994 from Borrower in favor of Lender (as amended from time to time, the "1994 Pledge Agreement").

         (b) The 1994 Security Documents are hereby amended as follows:

                  (i) The Deed of Trust pursuant to an amendment thereto to be delivered contemporaneously herewith and recorded in the records of Maricopa County, Arizona;

                  (ii) Section 2 of the 1994 Security Agreement to read as follows:

         2. OBLIGATION SECURED

                  The Security Interest shall secure, in such order of priority as Secured Party may elect:

                           (a) Payment of the sum of Forty-Five Million and No/100 Dollars ($45,000,000.00) according to the terms of that Revolving Promissory Note dated July 25, 1997, made by Debtor, payable to the order of Secured Party, evidencing a revolving line of credit, all or any part of which may be advanced to Debtor, repaid by Debtor and readvanced to Debtor, from time to time, subject to the terms and conditions thereof, with interest thereon, extension and other fees, late charges, prepayment premiums and attorneys' fees, according to the terms thereof, and all extensions, modifications, renewals or replacements thereof (hereinafter called the "Note");

                           (b) Payment, performance and observance by Debtor of each covenant, condition, provision and agreement contained herein and of all monies expended or advanced by Secured Party pursuant to the terms hereof, or to preserve any right of Secured Party hereunder, or to protect or preserve the Collateral or any part thereof;

                           (c) Payment, performance and observance by Debtor of each covenant, condition, provision and agreement contained in that Loan Agreement dated July 25, 1997 by and between Debtor and Secured Party (hereinafter called the "Loan Agreement") and in any other document or instrument related to the indebtedness described in subparagraph (a) above (collectively, the "Loan Documents") and of all monies expended or advanced by Secured Party pursuant to the terms thereof or to preserve any right of Secured Party thereunder;

                           (d) Payment and performance of any and all other indebtedness, obligations and liabilities of Debtor to Secured Party of every kind and character, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, whether such indebtedness is from time to time reduced and thereafter increased or entirely extinguished and thereafter reincurred; and

                           (e) The full and timely payment of all amounts now or hereafter due and payable by Debtor to Secured Party under any interest rate swap, cap, collar or similar transaction, or any Master Agreement for such transactions, now or hereafter in effect between Debtor and Secured Party, whether such amounts are due and payable on the date(s) scheduled therefor, on the occurrence of an Early Termination Date (as defined in the Master Agreement), or otherwise.

All of the indebtedness and obligations secured by this Agreement are hereinafter collectively called the "Obligation."

         (iii) Section 3 of the 1994 Pledge Agreement to read as follows:

         3. OBLIGATION SECURED

                  This Agreement shall secure, in such order of priority as Secured Party may elect:

                  (a) Payment of the sum of $45,000,000.00 with interest thereon, extension and other fees, late charges, prepayment premiums and attorneys' fees, according to the terms of any promissory note, made by Pledgor to evidence the Term Loan, payable to the order of Secured Party, and all extensions, modifications, renewals or replacements thereof (hereinafter called the "Note");

                  (b) Payment, performance and observance by Pledgor of each covenant, condition, provision and agreement contained herein and of all monies expended or advanced by Secured Party pursuant to the terms hereof, or to preserve any right of Secured Party hereunder, or to protect or preserve the Pledged Securities or any part thereof;

                  (c) Payment, performance and observance by Pledgor of each covenant, condition, provision and agreement contained in that Loan Agreement dated July 25, 1997, by and between Pledgor and Secured Party (hereinafter called the "Loan Agreement") and in any other document or instrument related to the indebtedness hereby secured and of all monies expended or advanced by Secured Party pursuant to the terms thereof or to preserve any right of Secured Party thereunder;

                  (d) Payment and performance of any and all other indebtedness, obligations and liabilities of Pledgor to Secured Party of every kind and character, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, whether such indebtedness is from time to time reduced and thereafter increased or entirely extinguished and thereafter reincurred; and

                  (e) The full and timely payment of all amounts now or hereafter due and payable by Pledgor to Secured Party under any interest rate swap, cap, collar or similar transaction, or any Master Agreement for such transactions, now or hereafter in effect between Pledgor and Secured Party, whether such amounts are due and payable on the date(s) scheduled therefor, on the occurrence of an Early Termination Date (as defined in the Master Agreement), or otherwise.

         All of the indebtedness and obligations secured by this Agreement are hereinafter collectively called the "Obligation."

         4.2 1996 Security Documents. Borrower has previously delivered to Lender the Custody, Pledge and Security Agreement dated as of September 1, 1996 (the "1996 Pledged Bond Agreement") pursuant to the 1996 Modification, which document shall remain in full force and effect pursuant to this Loan Agreement.

         4.3 Deed of Trust. So long as the Loans are outstanding, Borrower shall cause the Loans and Borrower's obligations under this Loan Agreement to be secured by the following:

         (a) The 1994 Deed of Trust constituting a first and prior lien on the Real Property, subject to no prior Liens except for Permitted Liens;

         (b) A valid and effectual assignment of rents and leases covering the Real Property;

         (c) A valid and effectual security agreement granting Lender a first and prior security interest in all of the property described below in, to, or under which Borrower now has or hereafter acquires any right, title or interest, whether present, future, or contingent: all equipment, inventory, accounts, general intangibles, instruments, documents, and chattel paper, as those terms are defined in the Uniform Commercial Code, and all other personal property of any kind (including without limitation money and rights to the payment of money), whether now existing or hereafter created, that are now or at any time hereafter (i) in the possession or control of Lender in any capacity;
         (ii) erected upon, attached to, or appurtenant to, the Real Property;
         (iii) located or used on the Real Property or identified for use on the Real Property (whether stored on the Real Property or elsewhere); or
         (iv) used in connection with, arising from, related to, or associated with the Real Property or any of the personal property described herein, the construction of any improvements on the Real Property, the ownership, development, maintenance, leasing, management, or operation of the Real Property, the use or enjoyment of the Real Property, or the operation of any business conducted on the Real Property; together with all products and proceeds of all of the foregoing, in any form; and

         (d) Valid and effectual assignments of Borrower's interest in all operating, management and supervision agreements, all other documents relating to the ownership, maintenance, leasing, management and operation of the Real Property.

         4.4 Security Agreement. So long as the Loans are outstanding, Borrower shall cause the Loans and Borrower's obligations under this Loan Agreement to be secured at all times by a valid and effective security agreement (together with the 1994 Security Agreement as amended, the "Security Agreement"), duly executed and delivered by or on behalf of Borrower, granting Lender a valid and enforceable security interest in all of the kinds and categories of personal property described in the Security Agreement, including without limitation its Accounts Receivable, inventory and Equipment, wherever located, in, to, or under which Borrower now has or hereafter acquires any right, title, or interest, whether present, future, or contingent, and in Borrower's expectancy to acquire such property, subject to no prior Liens except for Permitted Liens.

         4.5 Subsidiary Security Documents. Borrower (i) shall obtain and cause to be delivered to Lender, and maintain in full force and effect so long as any obligation of Borrower to Lender remains unpaid or unperformed, valid and effective security agreements and deeds of trust in the form of the Security Agreement and the Deed of Trust from any Subsidiaries as Lender may require in its sole and absolute discretion, and/or (ii) shall cause any Subsidiary to deliver to Lender a continuing guaranty (each a "Continuing Guaranty").

         4.6 Pledge Agreements. So long as any obligation of Borrower to Lender remains unpaid or unperformed, Borrower, upon the request of Lender, shall deliver to Lender a pledge and irrevocable proxy security agreement (each a "Pledge Agreement") together with the stock related thereto and any other documents reasonably requested by Lender, granting Lender a valid and enforceable security interest in the stock owned by Borrower of any Subsidiary.

         4.7 Pledged Bond Agreement. So long as a Bond Letter of Credit is outstanding, Borrower shall cause the Loans and Borrower's obligation under this Loan Agreement to be secured by a Pledged Bond Agreement with respect to the Bonds secured by the related Bond Letter of Credit and any funds held by the Trustor on behalf of the Borrower.

         4.8 Security Documents. All of the documents required by this Article 4 shall be in form satisfactory to Lender and Lender's counsel, and, together with any UCC financing statements for filing and/or recording, the 1994 Security Documents, the 1996 Pledged Bond Agreement and any other items required by Lender to fully perfect and effectuate the liens and security interests of Lender contemplated by the Security Agreement, the Deed of Trust, the Pledge Agreement, and this Loan Agreement, may heretofore or hereinafter be referred to as the "Security Documents."

                                    ARTICLE 5

                              CONDITIONS PRECEDENT

         The obligation of Lender to make the Loans and to make the initial Advance hereunder is subject to the full prior satisfaction of each of the following conditions precedent and, as to each future Advance, to the full prior satisfaction at each such time of each of the conditions precedent in Sections 5.2, 5.3 and 5.4 hereof:

         5.1 Initial Advance. Prior to its making the initial Advance, Lender shall have received the following, each in form and substance satisfactory to
Lender:

         (a) This Loan Agreement. This Loan Agreement, duly executed and delivered to Lender by Borrower.

         (b) The RLC Note. The RLC Note, duly executed, drawn to the order of Lender and otherwise as provided in Article 2 hereof.

         (c) Officer's Certificate. A certificate signed by an Authorized Officer of Borrower, stating that (to the best knowledge and belief of Borrower, after reasonable inquiry and review of matters pertinent to the subject matter of such certificate): (i) all of the representations and warranties contained in Article 6 of this Loan Agreement and in the other Loan Documents are, in all material respects, true and correct as of the date hereof (other than those of such representations which by their express terms speak to a date prior to such date, which representations are, in all material respects, true and correct as of such respective dates); (ii) no event has occurred and is continuing, or would result from the advance of the proceeds of the Loans, which would constitute an Event of Default, and (iii) no change or changes having a Material Adverse Effect have occurred in the business or financial condition of Borrower since the date of the last financial statements of Borrower heretofore delivered to Lender.

         (d) Organizational Documents and Resolutions. A copy of the current organizational documents of Borrower and of each existing Subsidiary, including all amendments thereto, certified as current and complete by the appropriate authority of the state of said corporation's incorporation, together with evidence of said corporation's good standing in said corporation's state of incorporation and in every other state in which it is doing business or the conduct of said corporation's business requires such standing for the enforcement of material contracts, and proper resolutions, authorizations and certificates relating to the authority of any person executing documents on behalf of such entity.

         (e) Secretary Certificate. A certificate of the corporate secretary of Borrower, signed by the duly appointed secretary thereof and issued as of the Closing Date, certifying that (i) attached thereto is a true and complete copy of the corporate by-laws of said corporation in effect on the date of passage of the corporate resolutions described immediately below and at all subsequent times to and including the date of the certificate, and (ii) no change has been made to said corporation's charter documents other than as reflected in the certified copies submitted in connection with the delivery of this Loan Agreement or as approved in writing by Lender.

         (f) Deed of Trust. An amendment to the Deed of Trust, duly executed and delivered to Lender by Borrower.

         (g) Existing Subsidiaries. A Continuing Guaranty executed by each existing Subsidiary for the benefit of Lender.

         (h) Title Policy. A commitment from the title insurance company that issued the lender's ALTA extended coverage title insurance policy in connection with the 1994 Loans (the "Title Policy") to issue an endorsement, in form satisfactory to Lender, to the Title Policy, insuring that the Deed of Trust, as modified hereby, continues to be a first lien upon the Real Property, as security for the Loans, subject only to those exceptions contained in the Title Policy and to such additional exceptions as Lender may specifically approve in writing.

         (i) Lender's Costs. Payment of Lender's costs.

         (j) Arbitration Resolution. An Arbitration Resolution executed by Borrower and each Guarantor.

         (k) Pledge Agreement. A Pledge Agreement as to each existing Subsidiary executed by Borrower, together with the delivery to Lender of the stock of such Subsidiary.

         (l) Security Agreement. A Security Agreement and UCC-1 Financing Statement executed by the Borrower and each existing Subsidiary, other than the Barbados Subsidiary.

         (m) Opinion of Counsel. An opinion of counsel to Borrower and each Guarantor as to those matters reasonably required by Lender.

         (n) 1995 Loans. The complete repayment of the outstanding balance of the 1995 Loans except that the 1996 Letter of Credit shall be deemed to have been issued under the RLC.

         (o) Additional Information. Such other information and documents as may reasonably be required by Lender or Lender's counsel.

         5.2 No Event of Default. No Event of Default known to Borrower shall have occurred and be continuing, or result from Lender's making of the Loans.

         5.3 No Material Adverse Change. Since the date of the most recent financial statements provided to Lender by Borrower, no change shall have occurred in the business or financial condition of Borrower that could have a Material Adverse Effect.

         5.4 Representations and Warranties. The representations and warranties contained in Article 6 hereof shall be true and correct in all material respects, with the same force and effect as though made on and as of the Closing Date (other than those of such representations which by their express terms speak to a date prior to that date, which representations shall, in all material respects, be true and correct as of such respective date).

         5.5 Landlord Lien Waivers. Within thirty (30) days of the Closing Date, Borrower shall cause to be delivered to Lender a landlord lien waiver executed by the landlord as to each leased location at which Collateral is located.

                                    ARTICLE 6

                         REPRESENTATIONS AND WARRANTIES

         To induce Lender to make the Loans, Borrower represents and warrants to Lender that:

         6.1 Organization and Good Standing. It is duly organized in the State of Delaware, validly existing and in good standing in the State of Arizona. It has the legal power and authority to own its properties and assets and to transact the business in which it is engaged and is or will be qualified in those states wherein the nature of its proposed business and property will make such qualifications necessary or appropriate in the future.

         6.2 Authorization and Power. It has the corporate power and requisite authority to execute, deliver and perform this Loan Agreement, the Notes and the other Loan Documents to be executed by it; it is duly authorized to, and has taken all action, corporate or otherwise, necessary to authorize it to, execute, deliver and perform this Loan Agreement, the Notes and such other Loan Documents and is and will continue to be duly authorized to perform this Loan Agreement, the Notes and such other Loan Documents.

         6.3 No Conflicts or Consents. Neither the execution and delivery of this Loan Agreement, the Notes or the other Loan Documents to which it is a party, nor the consummation of any of the transactions herein or therein contemplated, nor compliance with the terms and provisions hereof or with the terms and provisions thereof, (a) will materially contravene or conflict with:
(i) any provision of law, statute or regulation to which it is subject, (ii) any judgment, license, order or permit applicable to it, (iii) any indenture, loan agreement, mortgage, deed of trust, or other agreement or instrument to which it is a party or by which it may be bound, or to which it may be subject, or (b) will violate any provision of its Certificate of Incorporation. No consent, approval, authorization or order of any court or Governmental Authority or other Person is required in connection with the execution and delivery by it of the Loan Documents or to consummate the transactions contemplated hereby or thereby, or if required, such consent, approval, authorization or order shall have been obtained.

         6.4 Enforceable Obligations. This Loan Agreement, the Notes and the other Loan Documents are the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as limited by bankruptcy, insolvency or other laws or equitable principles of general application relating to the enforcement of creditors' rights.

         6.5 Financial Condition. Borrower has delivered to Lender copies of the Borrower's audited consolidated financial statements as most recently filed with the SEC. Such financial statements, in all material respects, fairly present the financial position of Borrower as of such date and have been prepared in accordance with GAAP. Since the date thereof, Borrower has not discovered any obligations, liabilities or indebtedness (including contingent and indirect liabilities and obligations or unusual forward or long-term commitments) which in the aggregate are material and adverse to the financial position or business of Borrower that should have been but were not reflected in such financial statements. No changes having a Material Adverse Effect have occurred in the financial condition or business of Borrower since its most recent filings with the SEC.

         6.6 Full Disclosure. There is no material fact that it has not disclosed to Lender that would have a Material Adverse Effect. No certificate or statement delivered herewith or heretofore by it to Lender in connection with negotiations of this Loan Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary to keep the statements contained herein or therein from being misleading.

         6.7 No Default. No event or condition has occurred and is continuing that constitutes an Event of Default.

         6.8 Significant Debt Agreements. It is not in default in any material respect under any Significant Debt Agreement.

         6.9 No Litigation. There are no actions, suits or legal, equitable, arbitration or administrative proceedings pending, or to its actual knowledge overtly threatened, against Borrower that would, if adversely determined, have a Material Adverse Effect.

         6.10 Taxes. It has filed or caused to be filed all returns and reports which are required to be filed by any jurisdiction, and has paid or made provision for the payment of all taxes, assessments, fees or other governmental charges imposed upon its properties, income or franchises, as to which the failure to file or pay would have a Material Adverse Effect, except such assessments or taxes, if any, which are being contested in good faith by appropriate proceedings.

         6.11 ERISA. (a) No Reportable Event has occurred and is continuing with respect to any Plan; (b) PBGC has not instituted proceedings to terminate any Plan; (c) neither the Borrower, any member of the Controlled Group, nor any duly-appointed administrator of a Plan (i) has incurred any liability to PBGC with respect to any Plan other than for premiums not yet due or payable or (ii) has instituted or intends to institute proceedings to terminate any Plan under
Section 4041 or 4041A of ERISA; and (d) each Plan of Borrower has been maintained and funded in all material respects in accordance with its terms and in all material respects in accordance with all provisions of ERISA applicable thereto. Neither the Borrower nor any of its Subsidiaries participates in, or is required to make contributions to, any Multi-employer Plan (as that term is defined in Section 3(37) of ERISA).

         6.12 Compliance with Law. It is in substantial compliance with all laws, rules, regulations, orders and decrees that are applicable to it, or its properties, noncompliance with which would have a Material Adverse Effect.

         6.13 Survival of Representations, Etc. All representations and warranties by Borrower herein shall survive the making of the Loans and the execution and delivery of the Notes; any investigation at any time made by or on behalf of Lender shall not diminish Lender's right to rely on the representations and warranties herein.

         6.14 Recitals. The recitals and statements of intent appearing in this Loan Agreement are true and correct.

         6.15 No Stock Purchase. No part of the proceeds of any financial accommodation made by Lender in connection with this Loan Agreement will be used to purchase or carry "margin stock," as that term is defined in Regulation U, or to extend credit to others for the purpose of purchasing or carrying such margin stock.

         6.16 Solvent. It (both before and after giving effect to the Loan contemplated hereby) is solvent, has assets having a fair value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured, and has, and will have, access to adequate capital for the conduct of its business and the ability to pay its debts from time to time incurred in connection therewith as such debts mature.

         6.17 Advances. Each request for an Advance or for the extension of any financial accommodation by Lender whatsoever shall constitute an affirmation that the representations and warranties contained herein are, true and correct as of the time of such request. All representations and warranties made herein shall survive the execution of this Loan Agreement, all advances of proceeds of the Loans and the execution and delivery of all other documents and instruments in connection with the Loans and/or this Loan Agreement, so long as Lender has any commitment to lend hereunder and until the Loans have been paid in full and all of Borrower's obligations under this Loan Agreement, the Notes and all Security Documents have been fully discharged.

         6.18 Title to Collateral. It has good and marketable title to the Collateral, free of any Liens except for Permitted Liens, if any.

         6.19 Security Documents. The liens, security interests and assignments created by the Security Documents will, when granted, be valid, effective and enforceable liens, security interests and assignments, except to the extent (if any) otherwise agreed in writing by Lender.

         6.20 Subsidiaries. Except for Subsidiaries listed on Schedule 6.20, Borrower has no existing Subsidiary that conducts any business or operations or if it does, such Subsidiary has become a Guarantor and delivered the Security Documents required under Section 4.5 hereof.

                                    ARTICLE 7

                              AFFIRMATIVE COVENANTS

         Until payment in full of the Notes and the complete performance of the Obligation, Borrower agrees that:

         7.1 Financial Statements, Reports and Documents. Borrower shall deliver, or cause to be delivered, to Lender each of the following:

         (a) Consolidated Monthly Statements of Borrower. As soon as available, and in any event within thirty (30) days after the end of each month of Borrower, copies of the consolidated balance sheet of Borrower as of the end of such month, and consolidated statements of income of Borrower for that month and for the portion of the fiscal year ending with such month, together with a certificate signed by an Authorized Officer of the Borrower or other financial officer acceptable to Lender as to the EBIDA Ratio, in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail and fairly stated and prepared in accordance with GAAP.

         (b) Consolidated Annual Statements of Borrower. As soon as available and in any event within ninety (90) days after the close of each fiscal year of Borrower, audited consolidated financial statements of Borrower, including its consolidated balance sheet as of the close of such fiscal year and consolidated statements of income of Borrower for such fiscal year, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and accompanied by an unqualified opinion thereon of independent public accountants of recognized national standing selected by Borrower and acceptable to Lender, to the effect that such financial statements have been prepared in accordance with GAAP (except for changes in which such accountants concur) and that the examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, includes such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances.

         (c) Quarterly Certificate Respecting Financial Covenants. As soon as available but in any event within thirty (30) days after the end of each fiscal quarter of Borrower hereafter, a certificate signed by an Authorized Officer of the Borrower, or other financial officer acceptable to Lender, setting forth in such level of detail as Lender shall reasonably require a calculation of the Financial Covenants as of the end of that fiscal quarter.

         (d) Compliance Certificate of Borrower. Within thirty (30) days after the end of each month (except the last) and within ninety (90) days after the end of each fiscal year of Borrower hereafter, a certificate signed by an Authorized Officer of Borrower, stating that a review of the activities of Borrower during such month or year has been made under his supervision, that, as of such date, Borrower has observed, performed and fulfilled each and every obligation and covenant contained herein and no Event of Default exists under any of the same or, if any Event of Default shall have occurred, specifying the nature and status thereof, and stating that all financial statements of Borrower delivered to Lender during the respective period pursuant to Section 7.1(a) and 7.1(b) hereof, to such officer's knowledge after due inquiry, fairly present in all material respects the financial position of the Borrower and the results of its operations at the dates and for the periods indicated, and have been prepared in accordance with GAAP, subject to year end audit and adjustments.

         (e) Management Letters. With the audited fiscal year-end statements submitted under Section 7.1(b) above, the management letter, if any, of Borrower's certified public accountants issued in connection with such audit.

         (f) SEC Filings. Copies of each filing with the SEC made by Borrower, including without limitation its annual 10-K and quarterly 10-Q reports.

         (g) Other Information. Such other information concerning the business, properties or financial condition of Borrower as Lender shall reasonably request.

         7.2 Payment of Taxes and Other Indebtedness. Borrower will pay and discharge (i) all income taxes and payroll taxes, (ii) all taxes, assessments, fees and other governmental charges imposed upon it or upon its income or profits, or upon any property belonging to it, before delinquent, which become due and payable, (iii) all lawful claims (including claims for labor, materials and supplies), which, if unpaid, might become a Lien upon any of its property and (iv) all of its Indebtedness as it becomes due and payable, except as prohibited hereunder; provided, however, that it shall not be required to pay any such tax, assessment, charge, levy, claims or Indebtedness if and so long as the amount, applicability or validity thereof shall currently be contested in good faith by appropriate actions and appropriate accruals and reserves therefor have been established in accordance with GAAP.

         7.3 Maintenance of Existence and Rights; Conduct of Business. Borrower will preserve and maintain its corporate existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business, and conduct its business in an orderly and efficient manner consistent with good business practices.

         7.4 Notice of Default. Borrower will furnish to Lender immediately upon becoming actually aware of the existence of any event or condition that constitutes an Event of Default, a written notice specifying the nature and period of existence thereof and the action which it is taking or proposes to take with respect thereto.

         7.5 Other Notices. Borrower will promptly notify Lender of (a) any Material Adverse Effect, (b) any waiver, release or default under any Significant Debt Agreement, (c) except as to any claim not covered as a result of an insurance deductible provision, any claim not covered by insurance against Borrower or any of Borrower's properties, and (d) the commencement of, and any material determination in, any litigation with any third party or any proceeding before any Governmental Authority affecting it, except litigation or proceedings which, if adversely determined, would not have a Material Adverse Effect.

         7.6 Compliance with Loan Documents. Borrower will comply with any and all covenants and provisions of this Loan Agreement, the Notes and all other Loan Documents.

         7.7 Compliance with Significant Debt Agreements. Borrower will comply in all material respects with all Significant Debt Agreements.

         7.8 Operations and Properties. Borrower will keep in good working order and condition, ordinary wear and tear excepted, all of its assets and properties which are necessary to the conduct of its business.

         7.9 Books and Records; Access. Borrower will give any authorized representative of Lender access during normal business hours to, and permit such representative to examine, copy or make excerpts from, any and all books, records and documents in its possession of and relating to the Loan, and to inspect any of its properties. It will maintain complete and accurate books and records of its transactions in accordance with good accounting practices.

         7.10 Compliance with Law. Borrower will comply with all applicable laws, rules, regulations, and all final, nonappealable orders of any Governmental Authority applicable to it or any of its property, business operations or transactions, a breach of which could result in a Material Adverse Effect.

         7.11 Authorizations and Approvals. Borrower will promptly obtain, from time to time at its own expense, all such governmental licenses, authorizations, consents, permits and approvals as may be required to enable it to comply with its obligations hereunder and under the other Loan Documents and to operate its businesses as presently or hereafter duly conducted.

         7.12 ERISA Compliance. With respect to its Plans, Borrower shall (a) at all times comply with the minimum funding standards set forth in Section 302 of ERISA and Section 412 of the Code or shall have duly obtained a formal waiver of such compliance from the proper authority; (b) at Lender's request, within thirty (30) days after the filing thereof, furnish to Lender copies of each annual report/return (Form 5500 Series), as well as all schedules and attachments required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA, in connection with each of its Plans for each year of the plan; (c) notify Lender within a reasonable time of any fact, including, but not limited to, any Reportable Event arising in connection with any of its Plans, which constitutes grounds for termination thereof by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Plan, together with a statement, if requested by Lender, as to the reason therefor and the action, if any, proposed to be taken with respect thereto; and (d) furnish to Lender within a reasonable time, upon Lender's request, such additional information concerning any of its Plans as may be reasonably requested.

         7.13 Further Assurances. Borrower will make, execute or endorse, and acknowledge and deliver or file or cause the same to be done, all such notices, certifications and additional agreements, undertakings or other assurances, and take any and all such other action, as Lender may, from time to time, deem reasonably necessary or proper to fully evidence the Loan.

         7.14 News Releases. Borrower shall promptly forward to Lender copies of all news releases made by it to the news media as to anything of material significance with respect to its financial status.

         7.15 Insurance. Borrower shall maintain in full force and effect at all times all insurance coverages required under the terms of this Loan Agreement and/or the Security Documents to which it is a party. In addition, it shall maintain in full force and effect at all times:

         (a) Policies of all risk coverage insurance covering (i) all real property of every kind and description, and wherever located, in which Lender has been granted or has obtained a lien to secure any portion of the Obligation, in respective coverage amounts not less than, from time to time, the full replacement value of all insurable improvements situated thereon and (ii) all tangible personalty in which Lender has been granted or obtained a security interest to secure the Obligation, in respective coverage amounts not less than, from time to time, the fair market value thereof.

         (b) Policies of insurance evidencing personal liability and property damage liability coverages in amounts not less than $2,000,000.00 (combined single limit for bodily injury and property damage), and an umbrella excess liability coverage in an amount not less than $20,000,000.00 shall be in effect with respect to Borrower.

         (c) Policies of workers' compensation insurance in amounts and with coverages as legally required.

Without limitation of the foregoing, it shall at all times maintain insurance coverages in scope and amount not less than, and not less extensive than, the scope and amount of insurance coverages customary in the trades or businesses in which it is from time to time engaged. All of the aforesaid insurance coverages shall be issued by insurers reasonably acceptable to Lender. Copies of all policies of insurance evidencing such coverages in effect from time to time, or certificates of such policies satisfactory to Lender, shall be delivered to Lender prior to the initial Advance under this Loan Agreement and upon reasonable notice upon issuance of new policies thereafter. From time to time, promptly upon Lender's request, it shall provide evidence satisfactory to Lender
(i) that required coverage in required amounts is in effect, and

(ii) that Lender is shown as an additional loss payee with respect to all such coverages, as Lender's interest may appear, by standard (non-attribution) loss payable endorsement, additional insured endorsement, insurer's certificate or other means acceptable to Lender in its reasonable discretion. At Lender's option, it shall deliver to Lender certified copies of all such policies of insurance in effect from time to time, to be retained by Lender so long as Lender shall have any commitment to lend hereunder and/or any portion of the Obligation shall be outstanding or unsatisfied. All such insurance policies shall provide for at least thirty (30) days prior written notice of the cancellation or modification thereof to Lender.

         7.16 New Subsidiaries; Co-Borrower.

         (a) Borrower shall promptly and diligently take all actions necessary to cause any existing Subsidiary not a Guarantor and that subsequently undertakes to conduct any business or operations, and any new Subsidiary or Affiliate (each a "New Subsidiary") to become a Guarantor and, in the event it possesses assets in the United States, a "Debtor" under the Security Documents and any other security documents reasonably required by Lender. Within thirty (30) days of being acquired, or in the case of an existing Subsidiary within thirty (30) days of undertaking to conduct any business or operations (the "Grace Period"), such New Subsidiary shall deliver to Lender an executed Continuing Guaranty, Security Agreement, UCC-1 Financing Statement and, to the extent applicable, a Deed of Trust. The term "Debtor" shall have the meaning set forth in the Security Agreement.

         (b) As to each New Subsidiary, within the Grace Period, Borrower shall deliver to Lender an executed Pledge Agreement.

         (c) In the event any Subsidiary is to be the recipient of an Advance or any Letter of Credit is to be issued for its account, such Subsidiary shall first deliver to Lender an executed Assumption Agreement in the form attached hereto as Exhibit "A" and such other documents as Lender may reasonably request. The term "Co-Borrower" shall mean that such Subsidiary shall be jointly liable, and each severally and unconditionally liable, for the full payment and satisfaction of the Loans and all other obligations of Borrower under this Loan Agreement.

         7.17 Change in Control. Should there be a Change in Control as to Borrower, the Loans shall be immediately due and payable.

                                    ARTICLE 8

                               NEGATIVE COVENANTS

         Until payment in full of the Notes and the performance of the Obligation, Borrower agrees that:

         8.1 Amendments to Organizational Documents. Borrower will not amend its organizational documents if the result thereof could result in the occurrence directly or indirectly of a Material Adverse Effect.

         8.2 Margin Stock. Borrower shall not use any proceeds of the Loans, or any proceeds of any other or future financial accommodation from Lender for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin stock" as that term is defined in Regulation U or to reduce or retire any indebtedness undertaken for such purposes within the meaning of said Regulation U, and will not use such proceeds in a manner that would involve Borrower in a violation of Regulation U or of any other Regulation of the Board of Governors of its Federal Reserve System, nor use such proceeds for any purpose not permitted by Section 7 of the Securities Exchange Act of 1934, as amended, or any of the rules or regulations respecting the extensions of credit promulgated thereunder.

         8.3 Fiscal Year. Except with prior notice to Lender, Borrower will not change the times of commencement or termination of its fiscal year or other accounting periods; or change its methods of accounting other than to conform to GAAP applied on a consistent basis. After any such changes, its method of accounting shall conform to GAAP.

         8.4 Liens. On and after the date hereof, it will not create or suffer to exist Liens upon the Collateral, except (i) Liens, if any, for the benefit of Lender, and (ii) Permitted Liens.

         8.5 Dividends. It will not declare or pay cash dividends.

         8.6 Insider Loans. It will not make loans, receivables or investments, on a consolidated basis, to officers of Borrower or any other companies of said officers, except for normal advances for travel and entertainment.

         8.7 Transfer Collateral. It will not assign, transfer or convey any of its right, title and interest in the Collateral (whether real or personal) encumbered by the Security Documents except that with respect to Collateral that is Equipment:

         (a) Borrower may replace any such Equipment so long as the following conditions are satisfied:

                  (i) the book value and the market value of the replacement Equipment equal or exceed that of the replaced Equipment;

                  (ii) the replacement Equipment is usable, and its primary use is, in the business of Borrower;

                  (iii) the replacement Equipment is subject to a Lien for the benefit of Lender and is free of any other security interest or encumbrance; and

                  (iv) should the replacement Equipment be located outside the State of Arizona, Borrower shall notify Lender in writing of the location of the replacement Equipment.

         (b) Borrower may sell and/or abandon any such Equipment so long as the following conditions are satisfied:

                  (i) the aggregate of the book value of sold and/or abandoned Equipment does not exceed $200,000 per year; and

                  (ii) the total book value and the fair market value of all such Equipment after such sale or abandonment equals or exceeds that as of twelve (12) months prior to the date of sale.

         8.8 Third Party Guaranties. It will not undertake any obligation, whether in the form of a guaranty, mortgage, pledge, endorsement or accommodation, of the Indebtedness of an unrelated Person without the prior written consent of Lender.

         8.9 Financial Covenants. It will not permit:

         (a) Its Current Ratio to be less than 1.20 to 1.0 at the end of any fiscal quarter.

         (b) Its Tangible Equity Percentage to be less than forty percent (40.0%) at the end of any fiscal quarter.

         (c) Its EBIDA Ratio to be more than 3.5 to 1.0 at the end of any fiscal quarter.

         8.10 Amendments. It will not amend, modify or supplement, or agree to any amendment or modification of, or supplement to, any of the Bond Documents.

                                    ARTICLE 9

                                EVENTS OF DEFAULT

         9.1 Events of Default. An "Event of Default" shall exist if any one or more of the following events (herein collectively called "Events of Default") shall occur and be continuing:

         (a) Borrower shall fail to pay any principal of, or interest on, either Note when the same shall become due or payable and such failure continues for five (5) days after notice thereof to Borrower;

         (b) Any failure or neglect to perform or observe any of the covenants, conditions, provisions or agreements of Borrower contained herein, or in any of the other Loan Documents (other than a failure or neglect described in one or more provisions of this Section 9.1) and such failure or neglect continues unremedied for a period of thirty (30) days after notice thereof to Borrower;

         (c) Any material warranty, representation or statement contained in this Loan Agreement or any of the other Loan Documents, or which is contained in any certificate or statement furnished or made to Lender pursuant hereto or in connection herewith or with the Loans, shall be or shall prove to have been false when made or furnished;

         (d) The occurrence of any material "event of default" or "default" by Borrower under any agreement, now or hereafter existing, to which Lender, or an Affiliate of Lender, and Borrower are a party, or the occurrence and continuation of an event of default under the Bond Documents, in each case after the expiration of any notice and cure period;

         (e) Borrower shall (i) fail to pay any Indebtedness of Borrower (other than the Notes) due under any Significant Debt Agreement, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) or within any applicable grace period, (ii) fail to perform or observe any term, covenant, or condition on its part to be performed or observed under any agreement or instrument relating to such Indebtedness, within any applicable grace period when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate the maturity of such Indebtedness, or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled prepayment), prior to the stated maturity thereof, or (iii) allow the occurrence of any material event of default with respect to such Indebtedness;

         (f) Any one or more of the Loan Documents shall have been determined to be invalid or unenforceable against Borrower executing the same in accordance with the respective terms thereof, or shall in any way be terminated or become or be declared ineffective or inoperative, so as to deny Lender the substantial benefits contemplated by such Loan Document or Loan Documents;

         (g) Borrower shall (i) apply for or consent to the appointment of a receiver, trustee, custodian, intervenor or liquidator of itself or of all or a substantial part of its assets, (ii) file a voluntary petition in bankruptcy or admit in writing that it is unable to pay its debts as they become due, (iii) make a general assignment for the benefit of creditors, (iv) file a petition or answer seeking reorganization of an arrangement with creditors or to take advantage of any bankruptcy or insolvency laws, (v) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceeding, or (vi) take corporate action for the purpose of effecting any of the foregoing;

         (h) An involuntary petition or complaint shall be filed against Borrower, seeking bankruptcy or reorganization of Borrower, or the appointment of a receiver, custodian, trustee, intervenor or liquidator of Borrower, or all or substantially all of its assets, and such petition or complaint shall not have been dismissed within sixty (60) days of the filing thereof; or an order, order for relief, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition or complaint seeking reorganization of Borrower, appointing a receiver, custodian, trustee, intervenor or liquidator of Borrower, or all or substantially all of its assets, and such order, judgment or decree shall continue unstayed and in effect for a period of sixty (60) days;

         (i) Any final judgment(s) (excluding those the enforcement of which is suspended pending appeal) for the payment of money in excess of the sum of $50,000.00 in the aggregate (other than any judgment covered by insurance where coverage has been acknowledged by the insurer) shall be rendered against Borrower, and such judgment or judgments shall not be satisfied, settled, bonded or discharged at least ten (10) days prior to the date on which any of its assets could be lawfully sold to satisfy such judgment;

         (j) Either (i) proceedings shall have been instituted to terminate, or a notice of termination shall have been filed with respect to, any Plans (other than a Multi-Employer Pension Plan as that term is defined in Section 4001(a)(3) of ERISA) by Borrower, any member of the Controlled Group, PBGC or any representative of any thereof, or any such Plan shall be terminated, in each case under Section 4041 or 4042 of ERISA, and such termination shall give rise to a liability of the Borrower or the Controlled Group to the PBGC or the Plan under ERISA having an effect in excess of $50,000.00 or (ii) a Reportable Event, the occurrence of which would cause the imposition of a lien in excess of $50,000.00 under Section 4062 of ERISA, shall have occurred with respect to any Plan (other than a Multi-Employer Pension Plan as that term is defined in Section 4001(a)(3) of ERISA) and be continuing for a period of sixty (60) days;

         (k) Any of the following events shall occur with respect to any Multi-Employer Pension Plan (as that term is defined in Section 4001(a)(3) of ERISA) to which Borrower contributes or contributed on behalf of its employees and Lender determines in good faith that the aggregate liability likely to be incurred by Borrower, as a result of any of the events specified in Subsections (i), (ii) and (iii) below, will have an effect in excess of $50,000.00; (i) Borrower incurs a withdrawal liability under Section 4201 of ERISA; (ii) any such plan is "in reorganization" as that term is defined in Section 4241 of ERISA; or
         (iii) any such Plan is terminated under Section 4041A of ERISA;

         (l) The occurrence of a Change in Control without the written consent of Lender;

         (m) The dissolution, liquidation, sale, transfer, lease or other disposal of all or substantially all of the assets or business of Borrower;

         (n) Any attachment, garnishment, levy or execution upon, or judicial seizure of, any property of Borrower that has a fair market value in excess of $50,000.00 or any Collateral, that is not bonded or released within thirty (30) days;

         (o) Except to the extent permitted in the Loan Documents, the abandonment of all or any part of the Collateral;

         (p) The loss, theft or destruction of, or any substantial damage to, any portion of the Collateral or any other collateral or security for the Obligation, that is not adequately covered by insurance; or

         (q) The institution of any legal action or proceedings to enforce a lien or security interest in any portion of the Collateral;

         (r) The occurrence of either any material adverse change in the financial condition of Borrower or a material change in the management of Borrower, in either case that results in a Material Adverse Effect, or if Lender in good faith shall believe that the prospect of payment or performance of the Loan is impaired.

         9.2 Remedies Upon Event of Default. If an Event of Default shall have occurred and be continuing, then Lender may, at its sole option, exercise any one or more of the following rights and remedies, and any other remedies provided in any of the Loan Documents, as Lender in its sole discretion may deem necessary or appropriate, all of which remedies shall be deemed cumulative, and not alternative:

                  (i) Cease making Advances or extensions of financial accommodations in any form to or for the benefit of Borrower and declare the principal of, and all interest then accrued on, the Notes and any other liabilities hereunder to be forthwith due and payable, whereupon the same shall become immediately due and payable without presentment, demand, protest, notice of default, notice of acceleration or of intention to accelerate or other notice of any kind all of which Borrower hereby expressly waives, anything contained herein or in the Notes to the contrary notwithstanding;

                  (ii) Reduce any claim to judgment;

                  (iii) Without notice of default or demand, pursue and enforce any of Lender' rights and remedies under the Loan Documents, or otherwise provided under or pursuant to any applicable law or agreement;

                  (iv) Notify the respective Trustee of any Bonds for which a Bond Letter of Credit is outstanding of such Event of Default and direct such Trustee to take such action or actions as permitted under the related Indenture; and/or

                  (v) Require the Borrower to deposit with Lender cash in an amount equal to the Outstanding LC Balance;

provided, however, that if any Event of Default specified in Sections 9.1(g) and 9.1(h) shall occur, the principal of, and all interest on, the Notes and other liabilities hereunder shall thereupon become due and payable concurrently therewith, without any further action by Lender and without presentment, demand, protest, notice of default, notice of acceleration or of intention to accelerate or other notice of any kind, all of which Borrower hereby expressly waives.

         Upon the occurrence and during the continuance of any Event of Default, Lender is hereby authorized at any time and from time to time, without notice to Borrower (any such notice being expressly waived by Borrower), to set off and apply any and all moneys, securities or other property of Borrower and the proceeds therefrom, now or hereafter held or received by or in transit to Lender or its agents, from or for the account of Borrower, whether for safe keeping, custody, pledge, transmission, collection or otherwise, and also, except for the Officer Fund, upon any and all deposits (general or special) and credits of Borrower, and any and all claims of Borrower against Lender at any time existing. Lender agrees to notify Borrower promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of Lender under this Section
9.2 are in addition to other rights and remedies (including, without limitation, other rights of setoff) which Lender may have.

         Upon the occurrence and during the continuance of any Event of Default, Lender is also authorized to notify each Trustee of such Event of Default and direct that each Trustee accelerate the maturity of all applicable Bonds then outstanding and provide a copy of such notice to the Borrower and the Issuer and/or request the Trustee to redeem the applicable Bonds in whole or in part or to cause a mandatory tender thereof.

         9.3 Performance by Lender. Should Borrower fail to perform any covenant, duty or agreement with respect to the payment of taxes, obtaining licenses or permits, or any other requirement contained herein or in any of the Loan Documents within the period provided herein, if any, for correction of such failure, Lender may, at its option, perform or attempt to perform such covenant, duty or agreement on behalf of Borrower. In such event, Borrower shall, at the request of Lender, promptly pay any amount expended by Lender in such performance or attempted performance to Lender at its main office in Phoenix, Arizona, together with interest thereon at the Default Rate, from the date of such expenditure until paid. Notwithstanding the foregoing, it is expressly understood that Lender does not assume any liability or responsibility for the performance of any duties of Borrower hereunder or under any of the Loan Documents or other control over the management and affairs of Borrower.

                                   ARTICLE 10

                                  MISCELLANEOUS

         10.1 Modification. All modifications, consents, amendments or waivers of any provision of any Loan Document, or consent to any departure by Borrower therefrom, shall be effective only if the same shall be in writing and accepted by Lender.

         10.2 Waiver. No failure to exercise, and no delay in exercising, on the part of Lender, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other further exercise thereof or the exercise of any other right. The rights of Lender hereunder and under the Loan Documents shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Loan Agreement, the Notes or any Loan Documents, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

         10.3 Payment of Expenses. Borrower shall pay all costs and expenses of Lender (including, without limitation, the attorneys' fees of Lender's legal counsel) incurred by Lender in connection with the documentation of the Loans, and the preservation and enforcement of Lender's rights under this Loan Agreement, the Notes, and/or the other Loan Documents, as well as the costs of any Real Property appraisal and any updates thereof, the survey, the title insurance policy, any environmental reports and any filing and recording fees; provided, however, that notwithstanding the aforesaid, with respect to any legal action between the parties hereto that is pursued to judgment the prevailing party only shall be reimbursed by the other party for all costs and expenses (including, without limitation, reasonable attorneys' fees and costs) incurred in connection with the preservation and enforcement of its rights under this Loan Agreement, the Notes and/or other Loan Documents; and provided further, however, that Lender shall have the right to cause any or all Real Property to be reappraised at Borrower's expense no more frequently than once each twelve
(12) month period, unless Lender shall be required to reappraise the Real Property more frequently for regulatory reasons. In addition, Borrower shall pay all costs and expenses of Lender in connection with the negotiation, preparation, execution and delivery of any and all amendments, modifications and supplements of or to this Loan Agreement, the Notes or any other Loan Document.

         10.4 Notices. Except for telephonic notices permitted herein, any notices or other communications required or permitted to be given by this Loan Agreement or any other documents and instruments referred to herein must be (i) given in writing and personally delivered or mailed by prepaid certified or registered mail, or (ii) made by telefacsimile delivered or transmitted, to the party to whom such notice or communication is directed, to the address of such party as follows:

         Borrower:    Continental Circuits Corp.
                      3502 East Roeser Road
                      Phoenix, Arizona  85040

         Lender:      Bank One, Arizona, NA
                      Post Office Box 71
                      Phoenix, Arizona  85001
                      Attention: Commercial Banking AZ1-1178

Any notice to be personally delivered may be delivered to the principal offices (determined as of the date of such delivery) of the party to whom such notice is directed. Any such notice or other communication shall be deemed to have been given (whether actually received or not) on the day it is personally delivered as aforesaid; or, if mailed, on the third day after it is mailed as aforesaid; or, if transmitted by telefacsimile, on the day that such notice is transmitted as aforesaid. Any party may change its address for purposes of this Loan Agreement by giving notice of such change to the other parties pursuant to this
Section 10.4.

         10.5 Governing Law. This Loan Agreement has been prepared, is being executed and delivered, and is intended to be performed in the State of Arizona. The substantive laws of the State of Arizona and the applicable federal laws of the United States of America shall govern the validity, construction, enforcement and interpretation of this Loan Agreement and all of the other Loan Documents, without regard to Arizona conflicts of law rules.

         10.6 Invalid Provisions. If any provision of any Loan Document is held to be illegal, invalid or unenforceable under present or future laws during the term of this Loan Agreement, such provision shall be fully severable; such Loan Document shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of such Loan Document; and the remaining provisions of such Loan Document shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from such Loan Document. Furthermore, in lieu of each such illegal, invalid or unenforceable provision there shall be added as part of such Loan Document a provision mutually agreeable to Borrower and Lender as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         10.7 Binding Effect. The Loan Documents shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors, assigns and legal representatives; provided, however, that Borrower may not, without the prior written consent of Lender, assign any rights, powers, duties or obligations thereunder.

         10.8 Entirety. The Loan Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof and thereof.

         10.9 Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Loan Agreement.

         10.10 Survival. All representations and warranties made by Borrower herein shall survive delivery of the Notes and the making of the Loans.

         10.11 No Third Party Beneficiary. The parties do not intend the benefits of this Loan Agreement to inure to any third party, nor shall this Loan Agreement be construed to make or render Lender liable to any materialman, supplier, contractor, subcontractor, purchaser or lessee of any property owned by Borrower, or for debts or claims accruing to any such persons against Borrower. Notwithstanding anything contained herein or in the Notes, or in any other Loan Document, or any conduct or course of conduct by any or all of the parties hereto, before or after signing this Loan Agreement or any of the other Loan Documents, neither this Loan Agreement nor any other Loan Document shall be construed as creating any right, claim or cause of action against Lender, or any of its officers, directors, agents or employees, in favor of any materialman, supplier, contractor, subcontractor, purchaser or lessee of any property owned by Borrower, nor to any other person or entity other than Borrower.

         10.12 Schedules and Exhibits Incorporated. All schedules and exhibits attached hereto are hereby incorporated into this Loan Agreement by each reference thereto as if fully set forth at each such reference.

         10.13 Counterparts. This Loan Agreement may be executed in multiple counterparts, each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same agreement.

         IN WITNESS WHEREOF, the undersigned have executed this Loan Agreement as of the day and year first above written.

CONTINENTAL CIRCUITS CORP., a
Delaware corporation



By/s/ Frederick G. McNamee, III
  --------------------------------
         Its President and
         Chief Executive Officer

BANK ONE, ARIZONA, NA, a national banking association



By
  ---------------------------------
         Its
            -----------------------

                                  SCHEDULE 6.20

                                  SUBSIDIARIES


1.       Barbados Subsidiary.

2.       CCIR of Texas Corp.

                                   EXHIBIT "A"

                              ASSUMPTION AGREEMENT


         BY THIS ASSUMPTION AGREEMENT (the "Agreement") made and entered into as of the _____ day of _________________, 19__, ___________________________________
_______________________________________________________________, whose address is ________________________________________________________________ (hereinafter called "Added Borrower"), in favor of BANK ONE, ARIZONA, NA, a national banking association, whose address is Post Office Box 71, Phoenix, Arizona 85001, Attn:
Commercial Banking AZ1-1178 (hereinafter called "Lender"), in consideration of the recitals herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, confirms and agrees as follows:

SECTION 1. RECITALS.

         1.1 Added Borrower is a Subsidiary and an Affiliate (as those terms are defined in the Loan Agreement hereinafter defined) of Continental Circuits Corp., a Delaware corporation (the "Company").

         1.2 As such, Added Borrower is benefitted by the financial accommodations (the "Loans") advanced by Lender to Company and its existing Subsidiaries (collectively with Company, the "Borrower") pursuant to that Loan Agreement dated July 25, 1997 between Lender and Company (the "Loan Agreement").

         1.3 A condition for the continuation of the Loans specified in the Loan Agreement is that any subsequently acquired or created Subsidiary of the Company assume as a "Co-Borrower" within the meaning of Section 7.16 of the Loan Agreement the obligations of the Borrower under the Loan Agreement, and agree to be bound by all of the terms, conditions and provisions thereof, and agree to be jointly liable with the Borrower for the full payment and satisfaction of the Loan and all other obligations of the Borrower under the Loan Agreement.

         1.4 Because of the benefits derived by the Added Borrower from said financial accommodations, which consideration is acknowledged by Added Borrower as sufficient for its agreements herein, Added Borrower desires to so agree.

SECTION 2. ASSUMPTION.

         2.1 Added Borrower hereby assumes as a "Co-Borrower" and agrees to perform as a "Co-Borrower" all of the duties, obligations and promises of Borrower as set forth in or arising under the Loan Agreement, to be bound as a Co-Borrower by all of the terms, conditions and provisions of the Loan Agreement and to do as a Co-Borrower any and all acts and things required under the Loan Agreement to be done by Borrower.

SECTION 3. MISCELLANEOUS.

         3.1 Added Borrower shall execute such additional documents and do such other acts as may be reasonably necessary to fully implement the intent of this Agreement.

         3.2 This Agreement shall be governed by and construed according to the laws of the State of Arizona.

         3.3 This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their heirs, personal representatives, successors and assigns.

         IN WITNESS WHEREOF, these presents are executed as of the date indicated above.

------------------------------------------



By
         Its

         ADDED BORROWER

                                   EXHIBIT "B"

                                 PROMISSORY NOTE


$______________                                                 Phoenix, Arizona

                                                             _____________, 1997


      FOR VALUE RECEIVED, the undersigned (hereinafter called "Maker"), promises to pay to the order of BANK ONE, ARIZONA, NA, a national banking association (the "Payee") (Payee and each subsequent transferee and/or owner of this Note, whether taking by endorsement or otherwise, are herein successively called "Holder"), at Post Office Box 71, Phoenix, Arizona 85001, Attention: Commercial Banking, Dept. AZ1-1178, or at such other place as Holder may from time to time designate in writing, the principal sum of _____________________________ AND NO/100 DOLLARS ($_____________) or so much thereof as Holder may advance pursuant to a single Term Advance to or for the benefit of Maker plus interest from the date hereof on the principal balance from time to time outstanding as hereinafter provided, principal, interest and all other sums payable hereunder to be paid in lawful money of the United States of America as follows:

            A. Interest shall accrue:

                  (i) Except to the extent that a portion of the indebtedness bears interest at the Fixed Rate pursuant to this Note, on the unpaid principal of the indebtedness at the Variable Rate.

                  (ii) To the extent Maker shall elect as provided in this Note and to the extent not otherwise provided in this Note, on the unpaid principal of the indebtedness at the Fixed Rate.

            B. Principal shall be due and payable on the Payment Date in consecutive monthly installments equal to the Principal Payment together with interest until the Term Maturity Date.

            C. The entire unpaid principal balance, all accrued and unpaid interest, and all other amounts payable hereunder shall be due and payable in full on the Term Maturity Date.

            D. All interest shall be computed on the basis of a 360-day year and accrue on a daily basis for the actual number of days elapsed. No Interest Period shall begin on any day other than a Payment Date.

            E. If Maker desires that a Fixed Rate Term Portion continue to bear interest at a Fixed Rate after the end of an existing Interest Period, Maker shall deliver to Holder a notice making such election and specifying the new Interest Period. If Maker does not deliver such notice within such time, then after the existing Interest Period the Fixed Rate Term Portion shall become a Variable Rate Term Portion and shall bear interest at the Variable Rate.

            F. Maker may, upon written notice to and received by Holder not later than 12:00 p.m. (Phoenix, Arizona local time) (i) on the second Business Day, in the case of any conversion of a Variable Rate Term Portion into a Fixed Rate Term Portion and (ii) on the first Business Day in the case of any conversion of a Fixed Rate Term Portion into a Variable Rate Term Portion, prior to the date of the proposed conversion, convert any Term Portion of one type into a Term Portion of the other type, provided, however, that any conversion of a Fixed Rate Term Portion (A) shall only be made on the last day of the applicable Interest Period except as otherwise provided herein, and (B) shall be made only as to a Term Portion in a minimum amount of $2,000,000 with integral multiples of $1,000,000 in excess thereof. Each such notice of a conversion shall specify the date of such conversion and the Term Portion(s) to be converted.

            G. Notwithstanding any provision of the Loan Documents to the contrary, Holder shall be entitled to fund and maintain its funding of all or any part of the indebtedness in any manner it sees fit, provided, however, that for the purposes of this Note, all determinations hereunder shall be made as if Holder had actually funded and maintained each Fixed Rate Term Portion during the Interest Period therefor through the purchase of deposits having a maturity corresponding to the last day of the Interest Period and bearing an interest rate equal to the Fixed Rate for such Interest Period.

            H. If, due to any Regulatory Change, there shall be any increase in the cost to Holder of agreeing to make or making, funding, or maintaining Fixed Rate Term Portions (including, without limitation, any increase in any applicable reserve requirement), then Maker shall from time to time, upon demand by Holder, pay to Holder such amounts as Holder may reasonably determine to be necessary to compensate Holder for any additional costs that Holder reasonably determines are attributable to such Regulatory Change and Holder will notify the Maker of any Regulatory Change that will entitle Holder to compensation pursuant to this paragraph as promptly as practicable, but in any event within 90 days after Holder obtains knowledge thereof, provided, however, that if Holder fails to give such notice within 90 days after it obtains knowledge of such a Regulatory Change, Holder shall, with respect to compensation payable in respect of any costs resulting from such Regulatory Change, only be entitled to payment for costs incurred from and after the date that Holder does give such notice. Holder will furnish to Maker a certificate setting forth in reasonable detail the basis for the amount of each request by Holder for compensation under this paragraph. Determinations by Holder of the amounts required to compensate Holder shall be conclusive, absent manifest error. Holder shall be entitled to compensation in connection with any Regulatory Change only for costs actually incurred by Holder.

            I. Notwithstanding any provision of the Loan Documents, if Holder shall notify Maker that as a result of a Regulatory Change it is unlawful for Holder to make Fixed Rate Term Portions, or to fund or maintain Fixed Rate Term Portions, (i) the obligations of Holder to make Fixed Rate Term Portions and to convert Variable Rate Term Portions to the Fixed Rate shall be suspended until Holder shall notify Maker that the circumstances causing such suspension no longer exist, and (ii) in the event such Regulatory Change makes the maintenance of Fixed Rate Term Portions unlawful, Maker shall forthwith prepay in full all Fixed Rate Term Portions then outstanding, together with interest accrued thereon and all amounts in connection with such prepayment specified hereinbelow, unless Maker, within five (5) Business Days of notice from Holder, converts all Fixed Rate Term Portions then outstanding into Variable Rate Term Portions pursuant to the conversion procedures in this Note and pays all amounts in connection with such prepayments or conversions specified hereinbelow.

            J. Notwithstanding any other provision of the Loan Documents, if prior to the commencement of any Interest Period, Holder shall determine
      (i) that United States dollar deposits in the amount of any Fixed Rate Term Portion to be outstanding during such Interest Period are not readily available to Holder in the London interbank market, or (ii) by reason of circumstances affecting the London interbank market, adequate and reasonable means do not exist for ascertaining the Fixed Rate for such Interest Period in the manner prescribed in the definition of "Fixed Rate", then Holder shall promptly give notice thereof to Maker and the obligation of Holder to create, continue, or effect by conversion any Fixed Rate Term Portion in such amount and for such Interest Period shall terminate until United States dollar deposits in such amount and for the Interest Period shall again be readily available in the London interbank market and adequate and reasonable means exist for ascertaining the Fixed Rate.

      Maker agrees to an effective rate of interest that is the rate stated above plus any additional rate of interest resulting from any other charges in the nature of interest paid or to be paid by or on behalf of Maker, or any benefit received or to be received by Holder, in connection with this Note.

      All payments on this Note shall be applied in the order of priority to be determined by Holder in its sole discretion (i) to the payment of any costs, fees or other charges incurred in connection with the indebtedness evidenced hereby, (ii) to the payment of accrued interest, and/or (iii) to the reduction of the principal balance.

      This Note is issued pursuant to that Loan Agreement (the "Loan Agreement") dated as of July 25, 1997 between Maker and Payee and is secured by, among other things, a Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing of even date herewith, executed by Maker, as trustor, in favor of Payee, as beneficiary, encumbering property situate in Maricopa County, Arizona. Such Deed of Trust and all other documents or instruments securing the indebtedness evidenced by this Note or executed or delivered in connection with the indebtedness evidenced by this Note are hereinafter called the "Security Documents." The capitalized terms used and not otherwise defined herein shall have the same meanings as defined in the Loan Agreement.

      Time is of the essence of this Note. At the option of Holder, the entire unpaid principal balance, all accrued and unpaid interest and all other amounts payable hereunder shall become immediately due and payable without notice upon the occurrence of any Event of Default. Should any payment date not be a Business Day, then such payment date shall be the next succeeding Business Day.

      Upon the occurrence of an Event of Default and during the continuation thereof, and after maturity, including maturity upon acceleration, the unpaid principal balance, all accrued and unpaid interest and all other amounts payable hereunder shall bear interest at that rate that is four percent (4%) above the rate that would otherwise be payable under the terms hereof. Maker shall pay all costs and expenses, including reasonable attorneys' fees and court costs, incurred in the collection or enforcement of all or any part of this Note. In the event of any arbitration proceedings, arbitration costs and attorneys' fees shall be set in accordance with the applicable rules of the American Arbitration Association. In the event of any court proceedings, court costs and attorneys' fees shall be set by the court and not by jury and shall be included in any judgment obtained by Holder.

      Maker may, upon at least two (2) Business Days' notice in the case of Fixed Rate Term Portions and one (1) Business Day's notice in the case of Variable Rate Term Portions to Holder stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given, shall prepay the outstanding principal balance hereof in whole or in part at any time prior to the Term Maturity Date as stated in such notice by Maker. With any prepayment of a Fixed Rate Term Portion or with any conversion of a Fixed Rate Term Portion to a Variable Rate Term Portion, in either case other than on the last Business Day of the Interest Period for such Fixed Rate Term Portion (the "Interest Period Termination Date") (including any such prepayment made voluntarily or involuntarily as a result of the acceleration of maturity upon a default or otherwise), Maker shall also pay (a) all accrued and unpaid interest on the principal being prepaid, (b) all Other Amounts then due, and (c) a premium, if any, equal to the product of (i) the Average Lost Monthly Interest Income and
(ii) the number of months from the date of prepayment or conversion to the Interest Period Termination Date (with any fraction of a month counted as a month), discounted to present value at the Discount Rate over a period equal to one-half of the number of months in (ii) above.

      As used in the preceding paragraph:

            "Average Lost Monthly Interest Income" means the amount determined by dividing (i) the product of the Average Principal and the Lost Rate, by
      (ii) 12, where:

                  "Average Principal" means the amount equal to either (i)
            one-half the sum of (A) the amount of principal being prepaid and
            (B) the amount of principal that is scheduled to be due on the Interest Period Termination Date ("Balloon Amount"), or (ii) the amount of principal being prepaid, if such amount is less than the Balloon Amount; and

                  "Lost Rate" means the rate per annum equal to the percentage, if any, by which (i) the yield to maturity of United States Treasury debt obligations having a maturity date nearest to the Interest Period Termination Date ("Treasury Obligations") determined on the first day of the Interest Period exceeds (ii) the yield to maturity of Treasury Obligations determined on the date of prepayment.

            "Discount Rate" means the rate per annum equal to the yield to maturity of Treasury Obligations determined on the date of prepayment.

            "Other Amounts" means all amounts payable by Maker to Holder under the Note and all other Loan Documents.

The maturity date and yield to maturity of Treasury Obligations shall be determined by Holder, in its absolute and sole discretion, on the basis of quotations published in The Wall Street Journal or other comparable sources.

      Failure of Holder to exercise any option hereunder shall not constitute a waiver of the right to exercise the same in the event of any subsequent default or in the event of continuance of any existing default after demand for strict performance hereof.

      All sureties, guarantors and/or endorsers hereof (or of any obligation hereunder) and accommodation parties hereon (severally each hereinafter called a "Surety") and Maker each: (a) agree that the liability under this Note of all parties hereto is joint and several; (b) severally waive any and all formalities in connection with this Note to the maximum extent allowed by law, including (but not limited to) demand, diligence, presentment for payment, protest and demand, and notice of extension, dishonor, protest, demand and nonpayment of this Note;
(c) severally waive any and all formalities in connection with this Note to the maximum extent allowed by law, including (but not limited to) demand, diligence, presentment for payment, protest and demand, and notice of extension, dishonor, protest, demand and nonpayment of this Note; and (d) consent that Holder may extend the time of payment or otherwise modify the terms of payment of any part or the whole of the debt evidenced by this Note, at the request of any other person liable hereon, and such consent shall not alter nor diminish the liability of any person hereon.

      In addition, each Surety waives and agrees not to assert: (a) any right to require Holder to proceed against Maker or any other Surety, to proceed against or exhaust any security for the Note, to pursue any other remedy available to Holder, or to pursue any remedy in any particular order or manner; (b) the benefit of any statute of limitations affecting its liability hereunder or the enforcement hereof; (c) the benefits of any legal or equitable doctrine or principle of marshalling; (d) notice of the existence, creation or incurring of new or additional indebtedness of Maker to Holder; (e) the benefits of any statutory provision limiting the liability of a surety, including without limitation the provisions of Sections 12-1641, et seq., of the Arizona Revised Statutes; and (f) any defense arising by reason of any disability or other defense of Maker or by reason of the cessation from any cause whatsoever (other than payment in full) of the liability of Maker for payment of the Note. Until payment in full of the Note, no Surety shall have any right of subrogation and each hereby waives any right to enforce any remedy which Holder now has, or may hereafter have, against Maker or any other Surety, and waives any benefit of, and any right to participate in, any security now or hereafter held by Holder.

      Maker agrees that to the extent Maker or any Surety makes any payment to Holder in connection with the indebtedness evidenced by this Note, and all or any part of such payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by Holder or paid over to a trustee, receiver or any other entity, whether under any bankruptcy act or otherwise (any such payment is hereinafter referred to as a "Preferential Payment"), then the indebtedness of Maker under this Note shall continue or shall be reinstated, as the case may be, and, to the extent of such payment or repayment by Holder, the indebtedness evidenced by this Note or part thereof intended to be satisfied by such Preferential Payment shall be revived and continued in full force and effect as if said Preferential Payment had not been made.

      Without limiting the right of Holder to bring any action or proceeding against Maker or any Surety or against any property of Maker or any Surety (an "Action") arising out of or relating to this Note or any indebtedness evidenced hereby in the courts of other jurisdictions, Maker and each Surety hereby irrevocably submit to the jurisdiction, process and venue of any Arizona State or Federal court sitting in Phoenix, Arizona, and hereby irrevocably agree that any Action may be heard and determined in such Arizona State court or in such Federal court. Maker and all Sureties each hereby irrevocably waives, to the fullest extent it may effectively do so, the defenses of lack of jurisdiction over any person, inconvenient forum or improper venue, to the maintenance of any Action in any Arizona State or Federal Court sitting in Phoenix, Arizona.

      This Note shall be binding upon Maker and its successors and assigns and shall inure to the benefit of Payee, and any subsequent holders of this Note, and their successors and assigns.

      All notices required or permitted in connection with this Note shall be given at the place and in the manner provided in the Loan Agreement for the giving of notices.

      This Note shall be governed by and construed according to the laws of the State of Arizona.

      IN WITNESS WHEREOF, these presents are executed as of the date first written above.

                                    CONTINENTAL CIRCUITS CORP., a Delaware
                                    corporation



                                    By:___________________________________
                                    Its:__________________________________

                                                                      MAKER

                                   EXHIBIT "C"

                     CUSTODY, PLEDGE AND SECURITY AGREEMENT


      CUSTODY, PLEDGE AND SECURITY AGREEMENT, dated as of June 1, 1997 (the "Pledge Agreement"), made by and among ________________________________________
_______________________ (the "Pledgor"),
_________________________________________ (the "Custodian"), and BANK ONE,
ARIZONA, NA, a national banking association (the "Bank"), pursuant to that Loan Agreement, dated as of July 25, 1997, by and between CONTINENTAL CIRCUITS CORP., a Delaware corporation (together with the Pledgor and any Co-Borrower as defined in said Loan Agreement, the "Borrower") and the Bank (hereinafter, as the same may from time to time be amended or supplemented, called the "Reimbursement Agreement");

                              W I T N E S S E T H:

      WHEREAS, _________________________________________________ (the "Issuer")
has issued $____________________ of its _____________________________________
______________________________________ (the "Bonds") under an Indenture of
Trust, dated as of ____________________ ( the "Indenture"), between the Issuer and ________________________________________________, as trustee (the
"Trustee"); and

      WHEREAS, the Indenture requires the purchase of the Bonds from the holders thereof under certain circumstances as set forth in the Indenture; and

      WHEREAS, the Pledgor has requested the Bank to issue the Letter of Credit under the Reimbursement Agreement which may be drawn upon, inter alia, to pay the purchase price of the Bonds; and

      WHEREAS, it is a condition precedent to the Bank's issuance of the Letter of Credit that the Pledgor shall execute and deliver this Pledge Agreement to the Bank;

      NOW, THEREFORE, in consideration of the premises and in order to induce the Bank to issue the Letter of Credit under the Reimbursement Agreement and for other good and valuable consideration receipt of which is hereby acknowledged, the parties hereto agree as follows:

      1. Defined Terms. Unless otherwise defined herein, defined terms shall have the meanings assigned to them in the Reimbursement Agreement, and the rules of interpretation set forth in the Reimbursement Agreement shall apply to this Pledge Agreement.

      2. Pledge and Security Agreement. As collateral security for the prompt and complete payment when due of all amounts due from the Borrower to the Bank under the Reimbursement Agreement, the Pledgor pledges, hypothecates, assigns, transfers and grants to the Bank a first priority lien on and a first perfected security interest in all its right, title and interest to the following:

            (a) Such Bonds as may be from time to time be purchased with money, drawn by the Trustee under the Letter of Credit. Such Bonds are sometimes hereinafter referred to as "Pledged Bonds." The Pledgor shall cause the Trustee to deliver all certificated Pledged Bonds to the Custodian as soon as practicable following purchase of such Bonds with the proceeds of a drawing under the Letter of Credit and as to all other Pledged Bonds shall note the pledge of such Bonds on its books and records and send a confirmation of such book entry to the Bank.

            (b) The Bond Funds together with all moneys and claims for moneys due or to become due or payable thereon or with respect therefor, all shares, deposits, investments and interest of every kind of the undersigned evidenced by any of the foregoing, and all proceeds thereof (collectively, the "Bond Monies"). The "Bond Funds" shall mean all funds, accounts and subaccounts established under the Indenture in which monies shall be held by the Trustee from time to time for the benefit of Pledgor, including without limitation the Bond Fund, the Project Fund and
      ______________________.

      3. Payments on the Bonds. If, while this Pledge Agreement is in effect, the Pledgor shall become entitled to receive or shall receive any payment of principal, premium, interest or proceeds of sale or remarketing in respect of the Pledged Bonds, such payment shall be subject to this Pledge Agreement, and the Pledgor hereby irrevocably directs the Trustee to make any such payments directly to the Custodian and, in the event any such payments are received by the Pledgor, the Pledgor agrees to accept the same as the Bank's agent and to hold the same in trust on behalf of the Bank and to deliver the same promptly to the Custodian. All sums of money so paid in respect of the Pledged Bonds which are received by the Pledgor and paid to the Custodian and all such amounts which shall be paid directly to the Custodian by the Trustee shall be paid by the Custodian to the Bank and shall be credited against the corresponding reimbursement obligation of the Pledgor under the Reimbursement Agreement.

      4. Collateral. All property at any time pledged to the Bank hereunder and all income therefrom and proceeds thereof are herein collectively sometimes called the "Collateral."

      5. Release of Pledged Bonds. If a payment is made by or on behalf of the Pledgor in respect of its reimbursement obligation under the Reimbursement Agreement and if the other conditions respecting payment of accrued interest as set forth in the Reimbursement Agreement are met, the Bank agrees upon receipt of such payment to release from the lien of this Pledge Agreement and cause the Custodian to release to the Pledgor or the Trustee or to such other party as shall make payment to the Bank, as the case may be, Pledged Bonds in the principal amount so paid; provided, however, that if the payment is less than the minimum denomination of Bonds then available under the Indenture, Pledged Bonds shall be released only at such time as the cumulative amount of payments made under the Reimbursement Agreement, and for which no Pledged Bonds have been released under this paragraph, equals the minimum denomination of Bonds then available. Custodian agrees not to release any Pledged Bonds until the Trustee and the Custodian shall have received from the Bank a Notice of Reinstatement for Remarketed Pledged Bonds, which the Bank agrees to send in accordance with the provisions of the Letter of Credit.

      6. Rights of the Bank. The Bank shall not be liable for failure to collect or realize upon the Collateral or any collateral security or guarantee therefor, or any part thereof, or for any delay in so doing, nor shall it be under any obligation to take any action whatsoever with regard thereto. If an Event of Default has occurred and is continuing, the Bank may thereafter without notice, exercise all rights, privileges or options pertaining to any Collateral as if it were the holder and absolute owner thereof, upon such terms and conditions as it may determine, all without liability except to account for property actually received by it, but the Bank shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

      7. Remedies.

            (a) In the event that any portion of any amounts due to the Bank under the Reimbursement Agreement has been declared due and payable, the Bank without demand of performance or other demand or advertisement to or upon the Pledgor or any other person (all and each of which demands, advertisements and/or notices are hereby expressly waived) may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give an option or options to purchase, contract to sell or otherwise dispose of and deliver said Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at any exchange, broker's board or at any of the Bank's offices or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk, with the right of the Bank upon any such sale or sales, public or private, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption in the Pledgor, which right or equity is hereby expressly waived or released. Bank agrees to notify Pledgor promptly as to any such proposed action, provided that the failure to give such notice shall not affect the validity of such action.

            (b) The net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care, safekeeping or otherwise of any and all of the Collateral or in any way relating to the rights of the Bank hereunder, including reasonable attorneys' fees and legal expenses, shall be applied first to the satisfaction of the Pledgor's obligations to the Bank under the Reimbursement Agreement, the Pledgor remaining liable for any deficiency remaining unpaid after such application, and only after so paying over such net proceeds and after the payment by the Bank of any other amount required by any provision of law, need the Bank account for the surplus, if any, to the Pledgor.

            (c) The Pledgor agrees that the Bank need not give more than ten
      (10) days' notice of the time and place of any public sale or of the time after which a private sale or other intended disposition is to take place and that such notice is reasonable notification of such matters. No notification need be given to the Pledgor if it has signed after default a statement denouncing or modifying any right to notification of sale or other intended disposition.

            (d) In addition to the rights and remedies granted to them in this Pledge Agreement and in any other instrument or agreement securing, evidencing or relating to any of the Pledgor's obligations, the Bank shall have all the rights and remedies of a secured party under the Uniform Commercial Code of the State of Arizona. The Pledgor shall be liable for the deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay all amounts to which the Bank is entitled, and the fees of any attorneys employed by the Bank to collect such deficiency.

      8. Representations of the Pledgor. The Pledgor represents that:

            (a) on the date of delivery to the Bank, or to the Tender Agent (as defined in the Indenture) acting on behalf of the Bank, of any Pledged Bonds, neither the Issuer, the Tender Agent nor the Trustee will have any right, title or interest in and to the Bonds except pursuant to the Indenture and the Loan Agreement;

            (b) it has, and on the date of delivery to the Bank of any Pledged Bonds will have, full power, authority and legal right to pledge all of its right, title and interest in and to such Pledged Bonds pursuant to this Pledge Agreement;

            (c) this Pledge Agreement has been duly authorized, executed and delivered by the Pledgor and constitutes a legal, valid and binding obligation of the Pledgor enforceable in accordance with its terms except as enforcement hereto may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditor's rights generally or by general principles of equity;

            (d) no consent of any other party (including, without limitation, partners or creditors of the Pledgor) and, to the knowledge of the Pledgor, no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority, domestic or foreign, is required to be obtained by the Pledgor in connection with the execution, delivery or performance of this Pledge Agreement; and

            (e) the execution, delivery and performance of this Pledge Agreement will not, to the knowledge of the Pledgor, violate any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, or of the organizational documents of the Pledgor, or of any securities issued by the Pledgor, or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Pledgor is a party or which purports to be binding upon the Pledgor or upon any of its assets and will not result in the creation or imposition of any lien, charge or encumbrance on or security interest in any of the assets of the Pledgor except as contemplated by this Pledge Agreement.

      9. Covenants of the Pledgor. The Pledgor covenants and agrees that:

            (a) it will defend the Bank's right, title and security interest in and to the Pledged Bonds and the proceeds thereof against the claims and demands of all persons whomsoever;

            (b) without the prior written consent of the Bank, it will not sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Collateral, nor will it create, incur or permit to exist any pledge, lien, mortgage, hypothecation, security interest, charge, option or any other encumbrance with respect to any of the Collateral, or any interest therein, or any proceeds thereof, except for the lien and security interest provided for by this Pledge Agreement; and

            (c) it hereby irrevocably authorizes and empowers Bank at any time, in its own name or in the name of Pledgor, to demand, apply for, withdraw, receipt and give acquittance for any and all of the Bond Monies and to exercise any and all rights and privileges and receive all benefits accorded by said Bond Monies, and to execute any an all instruments required therefor. Any obligor under the terms of said Bond Monies is specifically authorized and directed, on demand of Bank to pay and deliver all Bond Monies to said Bank.

      10. Sale of Pledged Bonds.

            (a) The Pledgor recognizes that the Bank has no obligation to effect a public sale of any or all of the Pledged Bonds and by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Pledgor may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner.

            (b) The Pledgor further agrees to do or cause to be done all such other acts and things as may be reasonably requested by the Bank to make such sale or sales of any portion or all of the Pledged Bonds valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at the Pledgor's expense.

      11. Further Assurances. The Pledgor agrees that at any time and from time to time upon the written request of the Bank, the Pledgor will execute and deliver such further documents and do such further acts and things as the Bank may reasonably request in order to effect the purposes of this Pledge Agreement.

      12. Severability. Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      13. No Waiver; Cumulative Remedies. The Bank shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder and no waiver shall be valid unless in writing, signed by the Bank, and then only to the extent therein set forth. A waiver by the Bank of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Bank would otherwise have on any subsequent occasion. No failure to exercise nor any delay in exercising on the part of the Bank, any right, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law.

      14. Amendments; Applicable Law. None of the terms or provisions of this Pledge Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by the Bank and the Pledgor. This Pledge Agreement shall be governed by, and be construed and interpreted in accordance with, the laws of the State of Arizona and applicable federal law.

      15. Term. This Pledge Agreement shall remain in full force and effect for so long as the Letter of Credit is in effect or any amount is owed to the Bank under the Reimbursement Agreement.

      16. Expenses. The Pledgor shall pay to the Bank its reasonable expenses (including reasonable fees and expenses of counsel) of, or incident to, any actual or attempted sale or other disposition of, or any exchange, enforcement (whether through negotiations, legal proceedings or otherwise), collection, compromise or settlement of or with respect to all or any of the Collateral, by litigation or otherwise. The Pledgor shall reimburse the Bank on demand for all reasonable costs and expenses incurred in connection with the negotiation, preparation, execution and administration of this Pledge Agreement, including, without limitation, any reasonable fees or expenses (including reasonable fees and expenses of counsel to the Custodian) paid by the Bank to the Custodian for its services in connection with this Pledge Agreement.

      17. Notices. All notices and other communications provided for hereunder shall be in writing (including telegraphic communication) and mailed, telecopied, telexed, telegraphed or delivered to the parties to the telex or telecopier number or address (as the case may be) specified for the intended recipient below, or to such other number or address as such recipient may have last specified by notice to the other party. All such notices and communications shall, when mailed, telecopied, telexed or telegraphed, be effective when deposited in the mails or sent by telecopy or telex or delivered to the telegraph company, respectively, addressed as follows:

            Pledgor:          __________________________
                              __________________________
                              __________________________

            Custodian:        __________________________
                              __________________________
                              __________________________

            Bank:             BANK ONE, ARIZONA, NA
                              Post Office Box 71
                              Phoenix, Arizona  85001
                              Attention: Commercial Banking AZ1-1178

      18. Appointment of Custodian.

            (a) The Bank hereby appoints the Custodian as its agent to hold any Pledged Bonds which the Pledgor shall deliver or cause to be delivered to the Custodian. The Custodian hereby accepts such appointment and agrees that it will hold the Pledged Bonds until otherwise directed in writing by the Bank.

            (b) The Bank hereby appoints the Custodian as its agent to hold the Bond Monies, if any. The Custodian hereby accepts such appointment and agrees that it will hold the Bond Monies until otherwise directed in writing by the Bank.

            (c) The Custodian shall not have any liability for any matter arising hereunder except to the extent that it may arise from the Custodian's own willful misconduct or gross negligence. The Pledgor agrees to indemnify the Custodian and hold it harmless against any loss, liability or expense incurred without gross negligence or bad faith on its part arising out of or in connection with any of its duties as Custodian hereunder, including the reasonable costs and expenses of defending itself from any claim or liability in connection with the exercise or performance of any of its powers or duties in such capacity. The provisions of this paragraph shall survive the termination of this Pledge Agreement.

      19. Assignment.

            (a) This Pledge Agreement shall be binding upon and inure to the benefit of the Custodian, the Bank and the Pledgor and their respective successors and assigns; provided, however, that the Pledgor may not assign any of its rights or obligations under this Pledge Agreement without the prior written consent of the Bank.

            (b) If the Bank or the Custodian assigns or otherwise transfers any of its rights and obligations hereunder, each reference in this Pledge Agreement to the Bank or the Custodian, as the case may be, shall be deemed to be a reference to the assignee or transferee of the Bank or the Custodian, as the case may be, were assigned and transferred to the extent of their respective interests.

      20. Counterparts. This Pledge Agreement may be executed in counterparts, and such counterparts taken together shall be deemed to constitute one and the same agreement.

      IN WITNESS WHEREOF, each of the undersigned has caused this Pledge Agreement to be duly executed and delivered by its duly authorized officers on the day and year first above written.

                                    ____________________________________



                                    By:_______________________________________
                                    Name:_____________________________________
                                    Its:______________________________________

                                                                       PLEDGOR


                                    BANK ONE, ARIZONA, NA, a national banking association



                                    By:_______________________________________
                                    Name:_____________________________________
                                    Its:______________________________________

                                                                          BANK

                                    ____________________________________



                                    By:_______________________________________
                                       Its:___________________________________

                                                                     CUSTODIAN





      ACKNOWLEDGED AND AGREED UPON by the undersigned as to provisions of the above Pledge Agreement relating to the undersigned in its capacity as Trustee under the Indenture.

                                    ____________________________________



                                    By:_______________________________________
                                       Its:___________________________________